Going the Distance

DIGITAL REALTY

3Q
14

Supplemental Operating and Financial Data

This Supplemental Operating and Financial Data package is not an offer to sell or solicitation to buy securities of Digital Realty Trust, Inc.
Any offers to sell or solicitations to buy securities of Digital Realty Trust, Inc. shall be made only by means of a prospectus approved for that purpose.

Table of Contents	Financial Supplement
Third Quarter 2014

Corporate Information	Financial Supplement
Third Quarter 2014

Corporate Profile
Digital Realty Trust, Inc. owns, acquires, develops and manages technology-related real estate. The Company is focused on providing data center and colocation solutions for domestic and international tenants across a variety of industry verticals ranging from financial services, cloud and information technology services, to manufacturing, energy, healthcare, and consumer products. As of September 30, 2014, the Company's 131 properties, including 14 properties held as investments in unconsolidated joint ventures, contain applications and operations critical to the day-to-day operations of technology industry and corporate enterprise data center tenants. Digital Realty's portfolio is comprised of approximately 22.0 million square feet, excluding approximately 1.3 million square feet of space under active development and 1.2 million square feet of space held for future development, located throughout North America, Europe, Asia and Australia. For additional information, please visit the Company's website at www.digitalrealty.com.

Corporate Headquarters
Four Embarcadero Center, Suite 3200
San Francisco, California 94111
Telephone: (415) 738-6500
Facsimile: (415) 738-6501
Website: www.digitalrealty.com

Senior Management
A. William Stein: Interim Chief Executive Officer and Chief Financial Officer
Scott E. Peterson: Chief Investment Officer
Jim Smith: Chief Technology Officer
David J. Caron: Senior Vice President, Portfolio Management
Matthew Miszewski: Senior Vice President, Sales

Investor Relations
To request an Investor Relations package or to be added to our e-mail distribution list, please visit our website:
www.digitalrealty.com     (Proceed to Information Request in the Investor Relations section)

Analyst Coverage

Baird	Bank of America Merrill Lynch	Barclays Capital	Canaccord Genuity	Cantor Fitzgerald	Citigroup
David Rodgers	Stephen Douglas	Ross Smotrich	Greg Miller	David Toti	Michael Bilerman
(216) 737-7341	(646) 855-2615	(212) 526-2306	(212) 389-8128	(212) 915-1219	(212) 816-1383

			Matthew Kahn	Evan Smith	Emmanuel Korchman
			(212) 389-8129	(212) 915-1220	(212) 816-1382

Cowen	Deutsche Bank	Evercore	Green Street	Jefferies	KeyBanc Capital Markets
Colby Synesael	Vincent Chao	Jonathan Schildkraut	Michael Knott	Omotayo Okusanya	Jordan Sadler
(646) 562-1355	(212) 250-6799	(212) 497-0864	(949) 640-8780	(212) 336-7076	(917) 368-2280

Jonathan Charbonneau		Robert Gutman	John Bejjani	Kunal Madhukar	Austin Wurschmidt
(646) 562-1356		(212) 497-0877	(949) 640-8780	(212) 707-6464	(917) 368-2311

MLV & Co.	Morgan Stanley	Raymond James	RBC Capital Markets	Stifel	UBS
Jonathan M. Petersen	Vance Edelson	Paul D. Puryear	Jonathan Atkin	Matthew Heinz	Ross Nussbaum
(646) 556-9185	(212) 761-0078	(727) 567-2253	(415) 633-8589	(443) 224-1382	(212) 713-2484

Ryan Meliker		William A. Crow	Brian Hyun
(212) 542-5872		(727) 567-2594	(415) 633-8581

This Supplemental Operating and Financial Data package supplements the information provided in our quarterly and annual reports filed with the Securities and Exchange Commission. Additional information about us and our properties is also available on our website
www.digitalrealty.com.

Corporate Information (Continued)	Financial Supplement
Third Quarter 2014

Stock Listing Information

The stock of Digital Realty Trust, Inc. is traded primarily on the New York Stock Exchange under the following symbols:

Common Stock:	DLR
Series E Preferred Stock	DLRPRE
Series F Preferred Stock	DLRPRF
Series G Preferred Stock	DLRPRG
Series H Preferred Stock	DLRPRH

Note that symbols may vary by stock quote provider.

Credit Ratings

Standard & Poors
Corporate Credit Rating:	BBB	(Stable Outlook)
Preferred Stock:	BB+

Moody's
Issuer Rating:	Baa2	(Stable Outlook)
Preferred Stock:	Baa3

Fitch		(Stable Outlook)
Issuer Default Rating:	BBB
Preferred Stock:	BB+

These credit ratings may not reflect the potential impact of risks relating to the structure or trading of the Company’s securities and are provided solely for informational purposes. Credit ratings are not recommendations to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization at its sole discretion. The Company does not undertake any obligation to maintain the ratings or to advise of any change in ratings. Each agency’s rating should be evaluated independently of any other agency’s rating. An explanation of the significance of the ratings may be obtained from each of the rating agencies.

Common Stock Price Performance

The following summarizes recent activity of Digital Realty's common stock (DLR):

	30-Sep-14	30-Jun-14	31-Mar-14	31-Dec-13	30-Sep-13	30-Jun-13
High price (1)	$67.75	$59.50	$57.52	$58.35	$65.43	$74.00
Low price (1)	$57.64	$51.33	$48.85	$43.04	$50.98	$56.02
Closing price, end of quarter (1)	$62.38	$58.32	$53.08	$49.12	$53.10	$61.00
Average daily trading volume (1)	1,130,023	1,635,316	1,519,608	1,814,127	1,571,339	1,680,636
Indicated dividend per common share (2)	$3.32	$3.32	$3.32	$3.12	$3.12	$3.12
Closing annual dividend yield, end of quarter	5.3%	5.7%	6.3%	6.4%	5.9%	5.1%
Shares and units outstanding, end of quarter (3)	138,627,370	138,498,396	131,732,073	131,422,371	131,421,001	131,418,758
Closing market value of shares and units outstanding (4)	$8,647,575	$8,077,226	$6,992,338	$6,455,467	$6,978,455	$8,016,544

(1)	New York Stock Exchange trades only.

(2)	On an annualized basis.

(3)
As of September 30, 2014, the total number of shares and units includes 135,503,184 shares of common stock, 1,478,814 common units held by third parties and 1,645,372 common units, vested and unvested long-term incentive units and vested class C units held by officers and directors, and excludes all unexercised common stock options and all shares potentially issuable upon conversion of our series E, series F, series G and series H cumulative redeemable preferred stock upon certain change of control transactions.

(4)	Dollars in thousands as of the end of the quarter.

This Supplemental Operating and Financial Data package supplements the information provided in our quarterly and annual reports filed with the Securities and Exchange Commission. Additional information about us and our properties is also available on our website www.digitalrealty.com.

Ownership Structure	Financial Supplement
As of September 30, 2014	Third Quarter 2014

Partner	# of Units (2)	% Ownership
Digital Realty Trust, Inc.	135,503,184	97.7%
Cambay Tele.com, LLC (3)	1,478,814	1.1%
Directors, Executive Officers and Others	1,645,372	1.2%
Total	138,627,370	100.0%

(1)
Reflects limited partnership interests held by our officers and directors in the form of common units, vested and unvested long-term incentive units and vested class C units and excludes all unexercised common stock options.

(2)
The total number of units includes 135,503,184 general partnership common units, 1,478,814 common units held by third parties and 1,645,372 common units, vested and unvested long-term incentive units and vested class C units held by officers and directors, and excludes all unexercised common stock options and all shares potentially issuable upon conversion of our series E, series F, series G and series H cumulative redeemable preferred stock upon certain change of control transactions.

(3)
This third-party contributor received the common units (along with cash and our operating partnership's assumption of debt) in exchange for their interests in 200 Paul Avenue, 1100 Space Park Drive, the eXchange colocation business and other specified assets and liabilities. Includes 400,913 common units held by the members of Cambay Tele.com, LLC.

Key Quarterly Financial Data	Financial Supplement
Unaudited and dollars in thousands, except per share data	Third Quarter 2014

Shares and Units at End of Quarter	30-Sep-14	30-Jun-14	31-Mar-14	31-Dec-13	30-Sep-13
Common shares outstanding	135,503,184	135,370,016	128,606,462	128,455,350	128,438,970
Common units outstanding	3,124,186	3,128,380	3,125,611	2,967,021	2,982,031
Total Shares and Partnership Units	138,627,370	138,498,396	131,732,073	131,422,371	131,421,001

Enterprise Value
Market value of common equity (1)	$8,647,575	$8,077,226	$6,992,338	$6,455,467	$6,978,455
Liquidation value of preferred equity	1,085,000	1,085,000	1,020,000	720,000	720,000
Total debt at balance sheet carrying value	4,739,729	4,859,235	5,007,381	4,961,892	4,780,397
Total Enterprise Value	$14,472,304	$14,021,461	$13,019,719	$12,137,359	$12,478,852
Total debt / total enterprise value	32.8%	34.7%	38.5%	40.9%	38.3%

Selected Balance Sheet Data
Investments in real estate (before depreciation)	$10,331,214	$10,352,848	$10,107,121	$9,950,082	$9,576,467
Total Assets	9,722,007	9,864,624	9,741,453	9,626,830	9,360,151
Total Liabilities	5,618,447	5,730,343	5,865,733	5,980,318	5,679,582

Selected Operating Data
Total operating revenues	$412,186	$401,446	$390,590	$380,931	$379,456
Total operating expenses	329,814	308,993	300,583	282,876	294,279
Interest expense	48,169	49,146	47,374	45,996	47,742
Net income	130,161	61,332	46,717	55,667	153,480
Net income available to common stockholders	109,314	41,510	34,186	42,977	138,872

Financial Ratios
EBITDA (2)	$296,330	$229,062	$214,310	$215,884	$308,868
Adjusted EBITDA (3)	234,714	233,965	233,962	226,270	216,634
Net Debt to Adjusted EBITDA (4)	5.0x	5.1x	5.3x	5.4x	5.5x
GAAP interest expense	48,169	49,146	47,374	45,996	47,742
Fixed charges (5)	75,069	75,869	67,754	68,207	69,498
Interest coverage ratio (6)	4.4x	4.3x	4.4x	4.2x	4.0x
Fixed charge coverage ratio (7)	3.1x	3.1x	3.5x	3.3x	3.1x

Profitability Measures
Net income per common share - basic	$0.81	$0.31	$0.27	$0.33	$1.08
Net income per common share - diluted	0.80	0.31	0.26	0.33	1.06
Funds from operations (FFO) / diluted share and unit (8)	1.22	1.20	1.22	1.26	1.10
Core funds from operations (CFFO) / diluted share and unit (8)	1.22	1.21	1.28	1.26	1.16
Adjusted funds from operations (AFFO) / diluted share and unit (9)	0.96	0.93	0.97	0.94	0.92
Dividends per share and common unit	0.83	0.83	0.83	0.78	0.78
Diluted FFO payout ratio (10)	68.2%	69.4%	68.2%	61.7%	71.0%
Diluted CFFO payout ratio (11)	68.0%	68.6%	65.0%	61.7%	67.0%
Diluted AFFO payout ratio (9) (12)	86.8%	88.9%	85.5%	83.1%	85.2%

Portfolio Statistics
Buildings (13)	187	187	188	187	188
Properties (13)	131	131	132	132	131
Net rentable square feet, excluding development space (13)	21,964,327	21,771,485	21,711,427	21,399,551	21,033,398
Occupancy at end of quarter (14)	93.0%	92.8%	92.1%	92.6%	93.0%
Occupied square footage	20,431,569	20,204,632	19,987,044	19,821,269	19,563,183
Space under active development (15)	1,253,692	1,395,890	1,335,358	1,759,681	1,532,902
Space held for development (16)	1,247,686	1,283,538	1,422,244	1,331,685	2,127,025
Weighted average remaining lease term (years) (17)	6.3	6.8	6.9	7.0	6.9
Same-store occupancy at end of quarter (14) (18)	92.2%	92.0%	91.3%	91.9%	92.4%

Key Quarterly Financial Data	Financial Supplement
Unaudited and dollars in thousands, except per share data	Third Quarter 2014

(1)
The market value of common equity is based on the closing stock price at the end of the quarter and assumes 100% redemption of the limited partnership units in our operating partnership, including common units and vested and unvested long-term incentive units (including vested class C units), for shares of our common stock. Excludes shares issuable with respect to stock options that have been granted but have not yet been exercised, and also excludes all shares potentially issuable upon conversion of our series E, series F, series G and series H cumulative redeemable preferred stock upon certain change of control transactions.

(2)
EBITDA is calculated as earnings before interest, taxes, depreciation & amortization. For a discussion of EBITDA, see page 42. For a reconciliation of net income available to common stockholders to EBITDA, see page 41.

(3)
Adjusted EBITDA is EBITDA excluding straight-line rent expense adjustment attributable to prior periods, change in fair value of contingent consideration, severance accrual and equity acceleration, impairment of investments in real estate, gain on sale of property, gain on contribution of properties to unconsolidated joint venture, noncontrolling interests, and preferred stock dividends. For a discussion of Adjusted EBITDA, see page 42. For a reconciliation of net income available to common stockholders to Adjusted EBITDA, see page 41.

(4)	Calculated as total debt at balance sheet carrying value less unrestricted cash and cash equivalents, divided by the product of Adjusted EBITDA multiplied by four.

(5)	Fixed charges consist of GAAP interest expense, capitalized interest, scheduled debt principal payments and preferred dividends.

(6)	Interest coverage ratio is Adjusted EBITDA divided by GAAP interest expense plus capitalized interest.

(7)	Fixed charge coverage ratio is Adjusted EBITDA divided by fixed charges.

(8)	For a definition and discussion of FFO and CFFO, see page 42. For a reconciliation of net income available to common stockholders to FFO and CFFO, see page 9.

(9)
All periods presented include internal leasing commissions, the amounts of which have historically been included in capitalized leasing commissions and were previously excluded from recurring capital expenditures. For a definition and discussion of AFFO, see page 42. For a reconciliation of FFO to AFFO, see page 10.

(10)	Diluted FFO payout ratio is dividends declared per common share and unit divided by diluted FFO per share and unit.

(11)	Diluted CFFO payout ratio is dividends declared per common share and unit divided by diluted CFFO per share and unit.

(12)	Diluted AFFO payout ratio is dividends declared per common share and unit divided by diluted AFFO per share and unit.

(13)	Includes properties held as investments in unconsolidated joint ventures.

(14)
Occupancy and same-store occupancy exclude space under active development and space held for development. Occupancy represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures and non-managed unconsolidated joint ventures. For some of our properties, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common area.

(15)	Space under active development includes current Base Building and Data Centers projects in progress. See page 30.

(16)	Space held for development includes space held for future Data Center development, and excludes space under active development. See page 34.

(17)	Weighted average remaining lease term excludes renewal options and is weighted by net rentable square feet.

(18)	Same-store properties were acquired on or before December 31, 2012. Excludes properties sold or contributed to joint ventures for all periods presented.

2014 Guidance	Financial Supplement
Third Quarter 2014

	As of February 25, 2014	As of May 6, 2014	As of July 29, 2014	As of October 28, 2014
Internal Growth
Rental rates on renewal leases
Cash basis	Roughly flat	Roughly flat	Roughly flat	Roughly flat
GAAP basis	Modestly positive	Modestly positive	Modestly positive	Modestly positive
Year-end portfolio occupancy	N/A	92.0% - 93.0%	93.0% - 93.5%	93.0% - 93.5%
"Same-capital" cash NOI growth (1)	N/A	4.0% - 5.0%	4.0% - 5.0%	4.5% - 5.5%
Operating margin	25 - 75 bps < historical run-rate	25 - 75 bps < historical run-rate	25 - 75 bps < historical run-rate	25 - 75 bps < historical run-rate
Incremental revenue from speculative leasing (2)	$20 - $30 million	$10 - $15 million	$5 - $10 million	$0 - $5 million
Overhead load (3)	75 - 85 bps on total assets	75 - 85 bps on total assets	75 - 85 bps on total assets	75 - 85 bps on total assets

External Growth
Acquisitions
Dollar volume	$0 - $400 million	$0 - $400 million	$0 - $200 million	$0 - $100 million
Cap rate	7.5% - 8.5%	7.5% - 8.5%	7.5% - 8.5%	7.5% - 8.5%
Dispositions
Dollar volume	N/A	N/A	$42 - $400 million	$73 - $400 million
Cap rate	N/A	N/A	0.0% - 12.0%	0.0% - 12.0%
Joint ventures
Dollar volume	$0 - $400 million	$40 - $400 million	$40 - $400 million	$228 million
Cap rate	6.75% - 7.25%	6.75% - 7.25%	6.75% - 7.25%	7.1%
Development
Capex	$600 - $800 million	$600 - $800 million	$775 - $850 million	$750 - $800 million
Average stabilized yields	10% - 12%	10% - 12%	10% - 12%	10% - 12%
Enhancements and other non-recurring capex (4)	$85 - $90 million	$85 - $90 million	$85 - $90 million	$85 - $90 million
Recurring capex + capitalized leasing costs (5)	$75 - $80 million	$75 - $80 million	$85 - $90 million	$85 - $90 million

Balance Sheet
Preferred equity
Dollar amount	$100 - $250 million	$365 million	$365 million	$365 million
Pricing	8.0% - 8.5%	7.375%	7.375%	7.375%
Timing	Early 2014	Early 2014	Early 2014	Early 2014
Long-term debt
Dollar amount	$700 - $900 million	$700 - $900 million	$700 - $900 million	$700 - $900 million
Pricing	4.75% - 5.50%	4.75% - 5.50%	4.75% - 5.50%	4.75% - 5.50%
Timing	Early 2014	Mid 2014	Mid 2014	Mid-late 2014

Core Funds From Operations / share	$4.75 - $4.90	$4.80 - $4.90	$4.85 - $4.95	$4.90 - $4.95

(1)
The “same-capital” pool includes properties owned as of December 31, 2012 with less than 5% of total rentable square feet under development. It also excludes properties that were undergoing, or were expected to undergo, development activities in 2013-2014. NOI represents rental revenue and tenant reimbursement revenue less rental property operating and maintenance expenses, property taxes and insurance expenses (as reflected in the statement of operations), and cash NOI is NOI less straight-line rents and above and below market rent amortization.

(2)	Incremental revenue from speculative leasing represents revenue expected to be recognized in the current year from leases that have not yet been signed.

(3)	Overhead load is defined as General & Administrative expense divided by Total Assets.

(4)
Other non-recurring capex represents costs incurred to enhance the capacity or marketability of operating properties, such as network fiber initiatives, the build-out of an additional sub-station or installation of a new security system, in addition to major remediation costs on recently-acquired properties, whether or not contemplated in the original acquisition underwriting. Other non-recurring capex also includes infrequent and major component replacements.

(5)
Recurring capex represents non-incremental improvements required to maintain current revenues, including second-generation tenant improvements and leasing commissions. Capitalized leasing costs include capitalized leasing compensation as well as capitalized internal leasing commissions, as disclosed in the AFFO reconciliation on page 10.

Consolidated Quarterly Statements of Operations	Financial Supplement
Unaudited and in thousands, except share and per share data	Third Quarter 2014

	Three Months Ended					Nine Months Ended
	30-Sep-14	30-Jun-14	31-Mar-14	31-Dec-13	30-Sep-13	30-Sep-14	30-Sep-13
Rental revenues	$317,064	$313,420	$305,786	$296,987	$290,712	$936,270	$858,064
Tenant reimbursements - Utilities	65,604	62,063	59,183	55,319	59,936	186,850	165,578
Tenant reimbursements - Other	26,605	23,625	24,438	27,310	28,123	74,667	75,079
Fee income	2,748	1,466	1,183	1,315	671	5,397	2,205
Other	165	873	—	—	14	1,038	402
Total Operating Revenues	$412,186	$401,446	$390,590	$380,931	$379,456	$1,204,222	$1,101,328

Utilities	$69,388	$65,432	$62,087	$58,773	$65,055	$196,907	$176,169
Rental property operating	32,017	33,313	30,659	29,294	29,403	95,988	84,564
Repairs & maintenance	29,489	28,052	25,150	27,109	24,788	82,691	70,699
Non-cash straight-line rent expense adjustment	—	—	—	—	9,988	—	9,988
Property taxes	25,765	20,595	22,125	23,831	26,074	68,485	66,490
Insurance	2,145	1,896	2,422	2,156	2,144	6,463	6,587
Construction management	60	121	164	35	51	345	729
Change in fair value of contingent consideration	(1,465)	766	(3,403)	(1,749)	(943)	(4,102)	(13)
Depreciation & amortization	137,474	137,092	130,620	126,776	121,198	405,186	348,688
General & administrative	20,709	20,061	18,248	15,536	16,275	59,018	50,117
Severance accrual and equity acceleration	—	260	12,430	—	—	12,690	—
Transactions	144	755	81	1,108	243	980	3,497
Impairment of investments in real estate	12,500	—	—	—	—	12,500	—
Other	1,588	651	—	7	3	2,239	56
Total Operating Expenses	$329,814	$308,993	$300,583	$282,876	$294,279	$939,390	$817,571

Operating Income	$82,372	$92,453	$90,007	$98,055	$85,177	$264,832	$283,757

Equity in earnings of unconsolidated joint ventures	$3,455	$3,477	$2,581	$2,957	$2,174	$9,513	$6,839
Gain on insurance settlement	—	—	—	—	—	—	5,597
Gain on sale of property	—	15,945	—	—	—	15,945	—
Gain on contribution of properties to unconsolidated JV	93,498	—	1,906	555	115,054	95,404	115,054
Interest and other income	378	(83)	1,727	231	(127)	2,022	(92)
Interest expense	(48,169)	(49,146)	(47,374)	(45,996)	(47,742)	(144,689)	(143,403)
Tax (expense) benefit	(1,178)	(1,021)	(1,838)	473	(352)	(4,037)	(1,765)
Loss from early extinguishment of debt	(195)	(293)	(292)	(608)	(704)	(780)	(1,205)
Net Income	$130,161	$61,332	$46,717	$55,667	$153,480	$238,210	$264,782

Net income attributable to noncontrolling interests	(2,392)	(993)	(805)	(964)	(2,882)	(4,190)	(4,997)
Net Income Attributable to Digital Realty Trust, Inc.	$127,769	$60,339	$45,912	$54,703	$150,598	$234,020	$259,785

Preferred stock dividends	(18,455)	(18,829)	(11,726)	(11,726)	(11,726)	(49,010)	(31,179)
Net Income Available to Common Stockholders	$109,314	$41,510	$34,186	$42,977	$138,872	$185,010	$228,606

Weighted-average shares outstanding - basic	135,492,618	133,802,622	128,535,995	128,444,744	128,427,444	132,635,894	127,771,419
Weighted-average shares outstanding - diluted	135,946,533	133,977,885	129,136,961	128,641,470	135,301,765	132,852,966	127,955,769
Weighted-average fully diluted shares and units	138,762,045	137,912,511	138,161,544	137,890,892	137,851,514	138,216,486	137,729,611

Net income per share - basic	$0.81	$0.31	$0.27	$0.33	$1.08	$1.39	$1.79
Net income per share - diluted	$0.80	$0.31	$0.26	$0.33	$1.06	$1.39	$1.79

Funds From Operations and Core Funds From Operations	Financial Supplement
Unaudited and in thousands, except per share data	Third Quarter 2014

Reconciliation of Net Income to Funds From Operations (FFO)	Three Months Ended					Nine Months Ended
	30-Sep-14	30-Jun-14	31-Mar-14	31-Dec-13	30-Sep-13	30-Sep-14	30-Sep-13

Net Income Available to Common Stockholders	$109,314	$41,510	$34,186	$42,977	$138,872	$185,010	$228,606
Adjustments:
Noncontrolling interests in operating partnership	2,272	873	693	849	2,757	3,838	4,517
Real estate related depreciation & amortization (1)	136,289	135,938	129,496	125,671	120,006	401,723	345,609
Unconsolidated JV real estate related depreciation & amortization	1,934	1,802	1,628	1,387	788	5,364	2,418
Gain on sale of property	—	(15,945)	—	—	—	(15,945)	—
Gain on contribution of properties to unconsolidated joint venture	(93,498)	—	(1,906)	(555)	(115,054)	(95,404)	(115,054)
Impairment of investments in real estate	12,500	—	—	—	—	12,500	—
Funds From Operations	$168,811	$164,178	$164,097	$170,329	$147,369	$497,086	$466,096

Add: Interest and amortization of debt issuance costs on 2029 Debentures	—	675	4,050	4,050	4,050	4,725	12,150

Funds From Operations - diluted	$168,811	$164,853	$168,147	$174,379	$151,419	$501,811	$478,246

Weighted-average shares and units outstanding - basic	138,308	136,615	131,143	130,982	130,977	135,382	130,287
Weighted-average shares and units outstanding - diluted (2)	138,762	137,912	138,162	137,891	137,851	138,217	137,728

Funds From Operations per share - basic	$1.22	$1.20	$1.25	$1.30	$1.13	$3.67	$3.58

Funds From Operations per share - diluted (2)	$1.22	$1.20	$1.22	$1.26	$1.10	$3.63	$3.47

Reconciliation of FFO to CFFO	Three Months Ended					Nine Months Ended
	30-Sep-14	30-Jun-14	31-Mar-14	31-Dec-13	30-Sep-13	30-Sep-14	30-Sep-13

Funds From Operations - diluted	$168,811	$164,853	$168,147	$174,379	$151,419	$501,811	$478,246
Termination fees and other non-core revenues (3)	(165)	(873)	(2,047)	—	(14)	(3,085)	(402)
Gain on insurance settlement	—	—	—	—	—	—	(5,597)
Significant transaction expenses	144	755	81	1,108	243	980	3,497
Loss from early extinguishment of debt	195	293	292	608	704	780	1,205
Straight-line rent expense adjustment attributable to prior periods	—	—	—	—	9,155	—	7,489
Change in fair value of contingent consideration (4)	(1,465)	766	(3,403)	(1,749)	(943)	(4,102)	(13)
Equity in earnings adjustment for non-core items	—	—	843	—	—	843	—
Severance accrual and equity acceleration (5)	—	260	12,430	—	—	12,690	—
Other non-core expense adjustments (6)	1,588	651	—	7	3	2,239	56
Core Funds From Operations - diluted	$169,108	$166,705	$176,343	$174,353	$160,567	$512,156	$484,481

Weighted-average shares and units outstanding - diluted (2)	138,762	137,912	138,162	137,891	137,851	138,217	137,728

Core Funds From Operations per share - diluted (2)	$1.22	$1.21	$1.28	$1.26	$1.16	$3.71	$3.52

Funds From Operations and Core Funds From Operations	Financial Supplement
Unaudited and in thousands, except per share data	Third Quarter 2014

(1)	Real Estate Related Depreciation & Amortization

	Three Months Ended					Nine Months Ended
	30-Sep-14	30-Jun-14	31-Mar-14	31-Dec-13	30-Sep-13	30-Sep-14	30-Sep-13
Depreciation & amortization per income statement	$137,474	$137,092	$130,620	$126,776	$121,198	405,186	348,688
Non-real estate depreciation	(1,185)	(1,154)	(1,124)	(1,105)	(1,192)	(3,463)	(3,079)
Real Estate Related Depreciation & Amortization	$136,289	$135,938	$129,496	$125,671	$120,006	$401,723	$345,609

(2)
At September 30, 2013, we had no series D convertible preferred shares outstanding, as a result of the conversion of all remaining shares on February 26, 2013, which calculates into 629 common shares on a weighted average basis for the nine months ended September 30, 2013. For all periods presented, we have excluded the effect of dilutive series E, series F, series G and series H preferred stock, as applicable, that may be converted upon the occurrence of specified change in control transactions as described in the articles supplementary governing the series E, series F, series G and series H preferred stock, as applicable, which we consider highly improbable. In addition, we had a balance of $0, $0 and $266,400 of 5.50% exchangeable senior debentures due 2029 that were exchangeable for 0, 1,122 and 6,684 common shares on a weighted average basis for the three months ended September 30, 2014, June 30, 2014 and September 30, 2013, respectively, and were exchangeable for 2,618 and 6,628 common shares on a weighted average basis for the nine months ended September 30, 2014 and September 30, 2013, respectively. See page 10 for calculations of weighted average common stock and units outstanding.

(3)	Includes one-time fees, proceeds and certain other adjustments that are not core to our business.

(4)	Relates to earn-out contingency in connection with the Sentrum Portfolio acquisition. The earn-out contingency expires in July 2015 and is reassessed on a quarterly basis.

(5)	Relates to severance charge of approximately $12,400, or $0.09 per share and unit, related to the departure of the company's former Chief Executive Officer.

(6)	Includes reversal of accruals and certain other adjustments that are not core to our business.

Adjusted Funds From Operations (AFFO)	Financial Supplement
Unaudited and in thousands, except per share data	Third Quarter 2014

Reconciliation of FFO to AFFO	Three Months Ended						Nine Months Ended
	30-Sep-14	30-Jun-14	31-Mar-14	31-Dec-13		30-Sep-13	30-Sep-14	30-Sep-13

FFO available to common stockholders and unitholders	$168,811	$164,178	$164,097	$170,329		$147,369	$497,086	$466,096
Adjustments:
Non-real estate depreciation	$1,185	$1,154	$1,124	$1,105		$1,192	$3,463	$3,079
Amortization of deferred financing costs	2,275	2,402	2,085	2,925		2,831	6,762	7,733
Amortization of debt discount/premium	487	359	357	338		418	1,203	1,441
Non-cash compensation	2,849	3,656	3,153	2,183	(5)	2,877	9,658	9,345
Deferred compensation related to equity acceleration	—	—	5,832	—		—	5,832	—
Loss from early extinguishment of debt	195	293	292	608		704	780	1,205
Straight-line rents, net	(17,710)	(19,099)	(20,471)	(21,858)		(19,661)	(57,280)	(60,722)
Non-cash straight-line rent expense adjustment	—	—	—	—		9,988	—	9,988
Above- and below-market rent amortization	(2,370)	(2,553)	(2,787)	(2,887)		(2,746)	(7,710)	(8,832)
Change in fair value of contingent consideration (1)	(1,465)	766	(3,403)	(1,749)		(943)	(4,102)	(13)
Capitalized leasing compensation	(6,641)	(6,894)	(6,891)	(4,214)		(4,924)	(20,426)	(14,763)
Recurring capital expenditures (2)	(11,481)	(11,355)	(8,685)	(17,025)		(12,895)	(31,521)	(36,184)
Capitalized internal leasing commissions	(3,488)	(4,829)	(4,670)	(4,435)		(2,077)	(12,987)	(7,433)
AFFO available to common stockholders and unitholders - basic (3)	$132,647	$128,078	$130,033	$125,320		$122,133	$390,758	$370,940

Weighted-average shares and units outstanding - basic	138,308	136,615	131,143	130,982		130,977	135,382	130,287
Weighted-average shares and units outstanding - diluted (4)	138,762	137,912	138,162	137,891		137,851	138,217	137,728

AFFO available to common stockholders and unitholders - basic	$132,647	$128,078	$130,033	$125,320		$122,133	$390,758	$370,940

Add: Interest and amortization of debt issuance costs on 2029 Debentures	-	675	4,050	4,050		4,050	4,725	12,150

AFFO available to common stockholders and unitholders - diluted	$132,647	$128,753	$134,083	$129,370		$126,183	$395,483	$383,090

AFFO per share - diluted (3)	$0.96	$0.93	$0.97	$0.94		$0.92	$2.86	$2.78

Dividends per share and common unit	$0.83	$0.83	$0.83	$0.78		$0.78	$2.49	$2.34

Diluted AFFO Payout Ratio	86.8%	88.9%	85.5%	83.1%		85.2%	87.0%	84.1%

	Three Months Ended					Nine Months Ended
Share Count Detail	30-Sep-14	30-Jun-14	31-Mar-14	31-Dec-13	30-Sep-13	30-Sep-14	30-Sep-13
Weighted Average Common Stock and Units Outstanding	138,308	136,615	131,143	130,982	130,977	135,382	130,287
Add: Effect of dilutive securities (excludes series D convertible preferred stock & 5.50% debentures)	454	175	213	197	190	217	184
Add: Effect of dilutive series D convertible preferred stock	—	—	—	—	—	—	629
Add: Effect of dilutive 5.50% exchangeable senior debentures	—	1,122	6,806	6,712	6,684	2,618	6,628
Weighted Avg. Common Stock and Units Outstanding - diluted	138,762	137,912	138,162	137,891	137,851	138,217	137,728

(1)	Relates to earn-out contingency in connection with the Sentrum Portfolio acquisition. The earn-out contingency expires in July 2015 and is reassessed on a quarterly basis.

(2)	For a definition of recurring capital expenditures, see page 33.

(3)	For a definition and discussion of AFFO, see page 42. For a reconciliation of net income available to common stockholders to FFO, see page 9.

Adjusted Funds From Operations (AFFO)	Financial Supplement
Unaudited and in thousands, except per share data	Third Quarter 2014

(4)
At September 30, 2013, we had no series D convertible preferred shares outstanding, as a result of the conversion of all remaining shares on February 26, 2013, which calculates into 629 common shares on a weighted average basis for the nine months ended September 30, 2013. For all periods presented, we have excluded the effect of dilutive series E, series F, series G and series H preferred stock, as applicable, that may be converted upon the occurrence of specified change in control transactions as described in the articles supplementary governing the series E, series F, series G and series H preferred stock, as applicable, which we consider highly improbable. In addition, we had a balance of $0, $0 and $266,400 of 5.50% exchangeable senior debentures due 2029 that were exchangeable for 0, 1,122 and 6,684 common shares on a weighted average basis for the three months ended September 30, 2014, June 30, 2014 and September 30, 2013, respectively, and were exchangeable for 2,618 and 6,628 common shares on a weighted average basis for the nine months ended September 30, 2014 and September 30, 2013, respectively. See above for calculations of weighted average common stock and units outstanding.

(5)	Corrects overstated amount in previously reported non-cash compensation.

Consolidated Balance Sheets	Financial Supplement
Dollars in thousands, except share and per share data	Third Quarter 2014

	Unaudited			Audited	Unaudited
	30-Sep-14	30-Jun-14	31-Mar-14	31-Dec-13	30-Sep-13
Assets
Investments in real estate:
Land	$694,237	$688,664	$685,640	$693,791	$684,644
Acquired ground leases	14,030	14,868	14,680	14,618	14,355
Buildings and improvements	9,032,432	9,056,305	8,834,693	8,680,677	8,357,786
Tenant improvements	496,018	500,392	490,697	490,492	466,616
Investments in Real Estate	$10,236,717	$10,260,229	$10,025,710	$9,879,578	$9,523,401
Accumulated depreciation & amortization	(1,840,379)	(1,778,768)	(1,665,421)	(1,565,996)	(1,459,055)
Net Investments in Properties	$8,396,338	$8,481,461	$8,360,289	$8,313,582	$8,064,346
Land held for sale	—	—	—	—	11,015
Investment in unconsolidated joint ventures	94,497	92,619	81,411	70,504	53,066
Net Investments in Real Estate	$8,490,835	$8,574,080	$8,441,700	$8,384,086	$8,128,427
Cash and cash equivalents	$36,528	$80,926	$70,242	$56,808	$55,118
Accounts and other receivables (1)	140,463	115,888	117,492	122,248	125,825
Deferred rent	442,358	436,443	415,515	393,504	369,979
Acquired above-market leases, net	42,477	47,181	49,521	52,264	54,446
Acquired in-place lease value and deferred leasing costs, net	461,243	470,620	479,940	489,456	484,445
Deferred financing costs, net	33,761	36,914	34,295	36,475	39,132
Restricted cash	13,986	39,778	42,842	40,362	42,457
Assets held for sale	—	—	25,070	—	—
Other assets	60,356	62,794	64,836	51,627	60,322
Total Assets	$9,722,007	$9,864,624	$9,741,453	$9,626,830	$9,360,151

Liabilities and Equity
Global revolving credit facility	$485,023	$374,641	$790,500	$724,668	$498,082
Unsecured term loan	1,002,186	1,034,830	1,026,891	1,020,984	950,205
Unsecured senior notes, net of discount	2,835,478	2,897,068	2,368,848	2,364,232	2,382,059
Exchangeable senior debentures	—	—	266,400	266,400	266,400
Mortgage loans, net of premiums	417,042	552,696	554,742	585,608	683,651
Accounts payable and other accrued liabilities	648,314	636,783	614,645	662,687	652,720
Accrued dividends and distributions	—	—	—	102,509	—
Acquired below-market leases, net	110,708	118,432	123,152	130,269	133,625
Security deposits and prepaid rents	119,696	115,893	116,945	122,961	112,840
Liabilities associated with assets held for sale	—	—	3,610	—	—
Total Liabilities	$5,618,447	$5,730,343	$5,865,733	$5,980,318	$5,679,582

Equity
Preferred Stock: $0.01 par value per share, 70,000,000 shares authorized:
Series E Cumulative Redeemable Preferred Stock (2)	$277,172	$277,172	$277,172	$277,172	$277,172
Series F Cumulative Redeemable Preferred Stock (3)	176,191	176,191	176,191	176,191	176,191
Series G Cumulative Redeemable Preferred Stock (4)	241,468	241,468	241,468	241,468	241,511
Series H Cumulative Redeemable Preferred Stock (5)	353,300	353,378	289,857	—	—
Common Stock: $0.01 par value per share, 215,000,000 shares authorized (6)	1,348	1,347	1,279	1,279	1,279
Additional paid-in capital	3,964,876	3,955,830	3,689,098	3,688,937	3,685,668
Dividends in excess of earnings	(931,777)	(928,626)	(857,779)	(785,222)	(728,012)
Accumulated other comprehensive (loss) income, net	(20,470)	14,962	13,947	10,691	(10,327)
Total Stockholders' Equity	$4,062,108	$4,091,722	$3,831,233	$3,610,516	$3,643,482

Noncontrolling Interests
Noncontrolling interest in operating partnership	34,632	35,632	37,406	29,027	30,264
Noncontrolling interest in consolidated joint ventures	6,820	6,927	7,081	6,969	6,823
Total Noncontrolling Interests	$41,452	$42,559	$44,487	$35,996	$37,087

Total Equity	$4,103,560	$4,134,281	$3,875,720	$3,646,512	$3,680,569

Consolidated Balance Sheets	Financial Supplement
Dollars in thousands, except share and per share data	Third Quarter 2014

Total Liabilities and Equity	$9,722,007	$9,864,624	$9,741,453	$9,626,830	$9,360,151

(1)	Net of allowance for doubtful accounts of $7,652 and $5,576 as of September 30, 2014 and December 31, 2013, respectively.

(2)
Series E Cumulative Redeemable Preferred Stock, 7.000%, $287,500 and $287,500 liquidation preference, respectively ($25.00 per share), 11,500,000 and 11,500,000 shares issued and outstanding as of September 30, 2014 and December 31, 2013, respectively.

(3)
Series F Cumulative Redeemable Preferred Stock, 6.625%, $182,500 and $182,500 liquidation preference, respectively ($25.00 per share), 7,300,000 and 7,300,000 shares issued and outstanding as of September 30, 2014 and December 31, 2013, respectively.

(4)
Series G Cumulative Redeemable Preferred Stock, 5.875%, $250,000 and $250,000 liquidation preference, respectively ($25.00 per share), 10,000,000 and 10,000,000 shares issued and outstanding as of September 30, 2014 and December 31, 2013, respectively.

(5)
Series H Cumulative Redeemable Preferred Stock, 7.375%, $365,000 and $0 liquidation preference, respectively ($25.00 per share), 14,600,000 and 0 shares issued and outstanding as of September 30, 2014 and December 31, 2013, respectively.

(6)	Common Stock: 135,503,184 and 128,455,350 shares issued and outstanding as of September 30, 2014 and December 31, 2013, respectively.

Components of Net Asset Value (NAV) (1)	Financial Supplement
In thousands	Third Quarter 2014

Consolidated Properties Cash Net Operating Income (NOI)(2), Annualized (3)
Internet Gateway (4)	$184,308
Turn-Key Flex® (4)	460,770
Powered Base Building® (4)	184,308
Colo & Non-tech (4)	92,154
less: Partners' share of consolidated JVs	(507)
Dispositions & expirations	(8,000)
3Q14 carry-over & 4Q14-FY15 backlog Cash NOI (stabilized) (5)	60,125
Total Consolidated Cash NOI, Annualized	$973,158

Digital Realty's Pro Rata Share of Unconsolidated Joint Venture Cash NOI
Turn-Key Flex®	$13,839
Powered Base Building®	8,280
Total Unconsolidated Cash NOI, Annualized	$22,119

Other Income
Development and Management Fees (net), Annualized	$10,752

Other Assets
Pre-stabilized inventory, at cost	$381,128
Land held for development	146,390
Development CIP (6)	876,494
less: Investment associated with Backlog NOI	(270,000)
Cash and cash equivalents	36,528
Restricted cash	13,986
Accounts and other receivables, net	140,463
Other assets	60,356
less: Partners' share of consolidated JV assets	(102)
Total Other Assets	$1,385,243

Liabilities
Global revolving credit facility	$485,023
Unsecured term loan	1,002,186
Unsecured senior notes	2,835,478
add: Unamortized discounts	16,432
Mortgage loans, excluding premiums	416,425
Accounts payable and other accrued liabilities (7)	648,314
Security deposits and prepaid rents	119,696
Backlog NOI cost to complete (8)	232,000
Preferred stock, at liquidation value	1,085,000
Digital Realty's share of unconsolidated JV debt	137,952
Total Liabilities	$6,978,506

Diluted Shares and Units Outstanding	138,762

(1)	Includes Digital Realty's share of backlog leasing at unconsolidated joint venture properties.

(2)	For a definition and discussion of NOI and Cash NOI and a reconciliation of operating income to NOI and Cash NOI, see page 43.

(3)
Annualized Cash NOI is calculated by multiplying results for the most recent quarter by four. Annualized results may not be indicative of any four-quarter period and do not take into account scheduled lease expirations, among other things. Annualized data is presented for illustrative purposes only.

(4)
Reflects annualized 3Q14 Cash NOI of $922 million. NOI is allocated 20% to Powered Base Building®, 50% to Turn-Key Flex®, 20% to Internet Gateway, and 10% to Colo/Non-tech. Actual Cash NOI allocable to each product or property type may be different.

(5)	Estimated Cash NOI related to signed leasing expected to commence in FY14 through FY15. Includes Digital Realty's share of signed leasing at unconsolidated JV properties.

(6)	See page 32 for further details on the breakdown of the CIP balance.

(7)	Includes net deferred tax liability of approximately $143.3 million.

(8)	Includes Digital Realty's share of cost to complete at unconsolidated joint venture properties.

Consolidated Debt Analysis	Financial Supplement
Unaudited, in thousands	Third Quarter 2014

	As of September 30, 2014
	Maturity Date	Principal Balance	% of Total Debt	Interest Rate	Interest Rate Including Swaps
Global Revolving Credit Facility (1)
Global revolving credit facility	November 3, 2018	$485,023
Total Global Revolving Credit Facility		$485,023	10%	1.91%

Unsecured Term Loan (1)
Unhedged variable rate portion of term loan	April 16, 2018	$442,747
Hedged variable rate portion of term loan	April 16, 2018	559,439
Total Unsecured Term Loan		$1,002,186	21%	1.65%	1.99%

Prudential Unsecured Senior Notes
Series C	January 6, 2016	$25,000		9.68%
Series D	January 20, 2015	50,000		4.57%
Series E	January 20, 2017	50,000		5.73%
Series F	February 3, 2015	17,000		4.50%
Total Prudential Unsecured Senior Notes		$142,000	3%

Senior Notes
4.50% notes due 2015	July 15, 2015	$375,000		4.50%
5.875% notes due 2020	February 1, 2020	500,000		5.88%
5.25% notes due 2021	March 15, 2021	400,000		5.25%
3.625% notes due 2022	October 1, 2022	300,000		3.63%
4.75% notes due 2023	October 13, 2023	486,390		4.75%
4.25% notes due 2025	January 17, 2025	648,520		4.25%
Unamortized discounts		(16,432)
Total Senior Notes		$2,693,478	57%

Total Unsecured Senior Notes		$2,835,478	60%

Mortgage Loans
Cressex 1 (2)	October 16, 2014	$27,616		5.68%
Manchester Technopark (2)	October 16, 2014	8,401		5.68%
Secured Term Debt (3)	November 11, 2014	—		5.65%
200 Paul Avenue	October 8, 2015	69,191		5.74%
8025 North Interstate 35	March 6, 2016	6,122		4.09%
600 West Seventh Street	March 15, 2016	48,266		5.80%
34551 Ardenwood Boulevard	November 11, 2016	51,549		5.95%
2334 Lundy Place	November 11, 2016	37,493		5.96%
1100 Space Park Drive	December 11, 2016	51,507		5.89%
2045 & 2055 Lafayette Street	February 6, 2017	62,836		5.93%
150 South First Street	February 6, 2017	49,518		6.30%
731 East Trade Street	July 1, 2020	3,926		8.22%
Unamortized net premiums		617
Total Mortgage Loans		$417,042	9%

Debt Summary
Total unhedged variable rate debt		$927,770	20%
Total fixed rate / hedged variable rate debt		3,811,959	80%
Total Consolidated Debt		$4,739,729	100%		4.01%

Consolidated Debt Analysis	Financial Supplement
Unaudited, in thousands	Third Quarter 2014

Global Revolving Credit Facility Detail as of September, 30, 2014
	Maximum Available	Existing Capacity (4)	Currently Drawn

Global Revolving Credit Facility	$2,000,000	$1,491,949	$485,023

(1)	Maturity dates assume that all extensions will be exercised.

(2)	These loans were paid in full at maturity in October 2014.

(3)
The six mortgage loans were paid in full in September 2014. These loans were secured by our interests in 36 NE 2nd Street, 3300 East Birch Street, 100 & 200 Quannapowitt Parkway, 300 Boulevard East, 4849 Alpha Road, and 11830 Webb Chapel Road. Each of these loans was cross-collateralized by the six properties.

(4)	Net of letters of credit issued of $23.0 million.

Debt Maturities	Financial Supplement
Unaudited, in thousands	Third Quarter 2014

	As of September 30, 2014
	Interest Rate		2014	2015	2016	2017	2018	Thereafter	Total
Global Revolving Credit Facility (1)
Global revolving credit facility			—	—	—	—	$485,023	—	$485,023
Total Global Revolving Credit Facility	1.91%		—	—	—	—	$485,023	—	$485,023

Unsecured Term Loan (1)
Unhedged variable rate portion of term loan			—	—	—	—	$442,747	—	$442,747
Hedged variable rate portion of term loan			—	—	—	—	559,439	—	559,439
Total Unsecured Term Loan	1.99%	(2)	—	—	—	—	$1,002,186	—	$1,002,186

Prudential Unsecured Senior Notes
Series C	9.68%		—	—	$25,000	—	—	—	$25,000
Series D	4.57%		—	50,000	—	—	—	—	50,000
Series E	5.73%		—	—	—	50,000	—	—	50,000
Series F	4.50%		—	17,000	—	—	—	—	17,000
Total Prudential Unsecured Senior Notes	5.87%		—	$67,000	$25,000	$50,000	—	—	$142,000

Senior Notes
4.50% notes due 2015	4.50%		—	$375,000	—	—	—	—	$375,000
5.875% notes due 2020	5.88%		—	—	—	—	—	500,000	500,000
5.25% notes due 2021	5.25%		—	—	—	—	—	400,000	400,000
3.625% notes due 2022	3.63%		—	—	—	—	—	300,000	300,000
4.75% notes due 2023	4.75%		—	—	—	—	—	486,390	486,390
4.25% notes due 2025	4.25%		—	—	—	—	—	648,520	648,520
Total Senior Notes	4.75%		—	$375,000	—	—	—	$2,334,910	$2,709,910

Mortgage Loans
Secured Term Debt (3)	5.65%		—	—	—	—	—	—	—
200 Paul Avenue	5.74%		$526	$68,665	—	—	—	—	$69,191
2045 & 2055 Lafayette Street	5.93%		273	1,125	1,195	60,243	—	—	62,836
34551 Ardenwood Boulevard	5.95%		210	862	50,477	—	—	—	51,549
1100 Space Park Drive	5.89%		213	871	50,423	—	—	—	51,507
150 South First Street	6.30%		202	832	878	47,606	—	—	49,518
600 West Seventh Street	5.80%		440	1,826	46,000	—	—	—	48,266
2334 Lundy Place	5.96%		152	627	36,714	—	—	—	37,493
Cressex 1 (4)	5.68%		27,616	—	—	—	—	—	27,616
Manchester Technopark (4)	5.68%		8,401	—	—	—	—	—	8,401
8025 North Interstate 35	4.09%		65	268	5,789	—	—	—	6,122
731 East Trade Street	8.22%		90	417	503	546	593	1,777	3,926
Total Mortgage Loans	5.90%		$38,188	$75,493	$191,979	$108,395	$593	$1,777	$416,425

Total unhedged variable rate debt			—	—	—	—	$927,770	—	$927,770
Total fixed rate / hedged variable rate debt			38,188	517,493	216,979	158,395	560,032	2,336,687	3,827,774
Total Debt	4.01%		$38,188	$517,493	$216,979	$158,395	$1,487,802	$2,336,687	$4,755,544

Weighted Average Interest Rate			5.68%	4.67%	6.28%	5.98%	1.96%	4.80%	4.01%

Debt Maturities	Financial Supplement
Unaudited, in thousands	Third Quarter 2014

Summary
Weighted Average Term to Initial Maturity	5.0 Years
Weighted Average Maturity (assuming exercise of extension options)	5.4 Years

(1)	Assumes all extensions will be exercised.

(2)	Interest rate including swaps.

(3)
The six mortgage loans were paid in full in September 2014. These loans were secured by our interests in 36 NE 2nd Street, 3300 East Birch Street, 100 & 200 Quannapowitt Parkway, 300 Boulevard East, 4849 Alpha Road, and 11830 Webb Chapel Road. Each of these loans was cross-collateralized by the six properties.

(4)	These loans were paid in full at maturity in October 2014.

Note: Total excludes $15,815, net premiums/discounts which consists of $617 of loan premiums and ($196), ($5,177), ($633), ($3,269), ($2,828), and ($4,329) of debt discount on 4.50% unsecured senior notes due 2015, 5.875% unsecured senior notes due 2020, 5.25% unsecured senior notes due 2021, 3.625% unsecured senior notes due 2022, 4.75% unsecured senior notes due 2023, and 4.25% unsecured senior notes due 2025, respectively.

Debt Analysis & Covenant Compliance	Financial Supplement
Unaudited	Third Quarter 2014

	As of September 30, 2014
	4.50% Notes due 2015 5.875% Notes due 2020 5.25% Notes due 2021		3.625% Notes due 2022 4.750% Notes due 2023 4.250% Notes due 2025	Global Revolving Credit Facility
	Required	Actual	Actual	Required	Actual
Debt Covenant Ratios (1)
Total outstanding debt / total assets(2)	Less than 60%	41%	38%	Less than 60%(3)	36%
Secured debt / total assets (4)	Less than 40%	4%	3%	Less than 40%	4%
Total unencumbered assets / unsecured debt	Greater than 150%	254%	274%	N/A	N/A
Consolidated EBITDA / interest expense (5)	Greater than 1.5x	4.1x	4.1x	N/A	N/A
Fixed charge coverage		N/A	N/A	Greater than 1.5x	3.2x
Unsecured debt / total unencumbered asset value (6)		N/A	N/A	Less than 60%	39%
Unencumbered assets debt service coverage ratio		N/A	N/A	Greater than 1.5x	5.1x

(1)
For a definition of the terms used in the table above and related footnotes, please refer to: the Indenture dated January 28, 2010, which governs the 5.875% Notes due 2020; the Indenture dated July 8, 2010, which governs the 4.50% Notes due 2015; the Indenture and Supplemental Indenture No. 1 dated March 8, 2011, which governs the 5.25% Notes due 2021; the Indenture and Supplemental Indenture No. 1 dated September 24, 2012, which governs the 3.625% Notes due 2022; the Indenture dated January 18, 2013, which governs the 4.250% Notes due 2025; the Global Senior Credit Agreement dated as of August 15, 2013, as amended; and the Indenture dated April 1, 2014, which governs the 4.750% Notes due 2023, which are filed as exhibits to our reports filed with the Securities and Exchange Commission.

(2)
This ratio is referred to as the Leverage Ratio, defined as Consolidated Debt / Total Asset Value, under the Global Revolving Credit Facility. Under the 4.50% Notes due 2015, 5.875% Notes due 2020, and 5.25% Notes due 2021, Total Assets is calculated using Consolidated EBITDA capped at 9.0%. Under the 3.625% Notes due 2022, 4.750% Notes due 2023, and 4.250% Notes due 2025, Total Assets is calculated using Consolidated EBITDA capped at 8.25%. Under the Global Revolving Credit Facility, Total Asset Value is calculated using Adjusted Net Operating Income capped at 8.00% for Data Center Assets and 7.50% for Other Assets.

(3)
The Company has the right to maintain a Leverage Ratio of greater than 60.0% but less than or equal to 65.0% for up to four consecutive fiscal quarters during the term of the Facility following an acquisition of one or more Assets for a purchase price and other consideration in an amount not less than 5% of Total Asset Value.

(4)	This ratio is referred to as the Secured Debt Leverage Ratio, defined as Secured Debt / Total Asset Value, under the Global Revolving Credit Facility.

(5)	Calculated as current quarter annualized Consolidated EBITDA to current quarter annualized Interest Expense (including capitalized interest and debt discounts).

(6)	Assets must satisfy certain conditions to qualify for inclusion as an Unencumbered Asset under the Global Revolving Credit Facility.

Same- Store Operation Trend Summary	Financial Supplement
Unaudited and in thousands	Third Quarter 2014

Same-Store Portfolio (1)

	Three Months Ended					Nine Months Ended
	30-Sep-14	30-Sep-13	% Change	30-Jun-14	% Change	30-Sep-14	30-Sep-13	% Change
Rental	$308,924	$275,782	12.0%	$305,434	1.1%	$910,355	$815,876	11.6%
Tenant reimbursements - Utilities	64,820	59,064	9.7%	61,289	5.8%	184,539	162,330	13.7%
Tenant reimbursements - Other	26,236	26,107	0.5%	22,934	14.4%	73,192	70,343	4.1%
Total Revenue	$399,980	$360,953	10.8%	$389,657	2.6%	$1,168,086	$1,048,549	11.4%
Utilities	$68,513	$64,084	6.9%	$64,607	6.0%	$194,429	$172,702	12.6%
Rental property operating	31,433	28,385	10.7%	32,805	(4.2)%	94,703	82,009	15.5%
Repairs & maintenance	28,888	24,436	18.2%	27,350	5.6%	80,944	69,718	16.1%
Non-cash straight-line rent expense adjustment	—	9,988	(100.0)%	—	—%	—	9,988	(100.0)%
Property taxes	25,410	24,450	3.9%	19,995	27.1%	66,884	62,571	6.9%
Insurance	2,128	1,960	8.6%	1,871	13.7%	6,391	6,045	5.7%
Total Expenses	$156,372	$153,303	2.0%	$146,628	6.6%	$443,351	$403,033	10.0%

Net Operating Income (2)	$243,608	$207,650	17.3%	$243,029	0.2%	$724,735	$645,516	12.3%
Same-store straight-line rent	$16,905	$18,668	(9.4)%	$18,294	(7.6)%	$55,559	$58,616	(5.2)%
Non-cash straight-line rent expense adjustment	—	(9,988)	(100.0)%	—	—%	—	(9,988)	(100.0)%
Above and below market rent	2,254	2,630	(14.3)%	2,437	(7.5)%	7,304	8,602	(15.1)%
Cash Net Operating Income (3)	$224,449	$196,340	14.3%	$222,298	1.0%	$661,872	$588,286	12.5%

Same-Store occupancy at period end (4)	92.2%	92.3%	(0.1)%	92.0%	0.2%	92.2%	92.3%	(0.1)%

Stabilized ("Same-Capital") Portfolio (5)

	Three Months Ended					Nine Months Ended
	30-Sep-14	30-Sep-13	% Change	30-Jun-14	% Change	30-Sep-14	30-Sep-13	% Change
Rental	$194,329	$188,435	3.1%	$194,096	0.1%	$581,448	$565,757	2.8%
Tenant reimbursements - Utilities	39,406	40,469	(2.6)%	39,063	0.9%	117,213	113,195	3.5%
Tenant reimbursements - Other	18,206	21,708	(16.1)%	16,382	11.1%	52,216	55,470	(5.9)%
Total Revenue	$251,941	$250,612	0.5%	$249,541	1.0%	$750,877	$734,422	2.2%
Utilities	$41,271	$43,324	(4.7)%	$40,749	1.3%	$122,360	$118,788	3.0%
Rental property operating	19,195	19,528	(1.7)%	20,996	(8.6)%	59,429	56,684	4.8%
Repairs & maintenance	15,956	14,933	6.9%	15,666	1.9%	45,741	44,426	3.0%
Non-cash straight-line rent expense adjustment	—	9,988	(100.0)%	—	—%	—	9,988	(100.0)%
Property taxes	15,544	17,589	(11.6)%	13,370	16.3%	43,113	44,897	(4.0)%
Insurance	1,557	1,501	3.7%	1,300	19.8%	4,678	4,648	0.6%
Total Expenses	$93,523	$106,863	(12.5)%	$92,081	1.6%	$275,321	$279,431	(1.5)%

Net Operating Income (2)	$158,418	$143,749	10.2%	$157,460	0.6%	$475,556	$454,991	4.5%
Stabilized straight-line rent	$5,231	$8,631	(39.4)%	$5,112	2.3%	$17,865	$27,374	(34.7)%
Non-cash straight-line rent expense adjustment	—	(9,988)	(100.0)%	—	—%	—	(9,988)	(100.0)%
Above and below market rent	3,189	3,475	(8.2)%	3,367	(5.3)%	10,111	11,093	(8.9)%
Cash Net Operating Income (3)	$149,998	$141,631	5.9%	$148,981	0.7%	$447,580	$426,512	4.9%

Stabilized occupancy at period end (4)	93.7%	94.2%	(0.5)%	93.2%	0.5%	93.7%	94.2%	(0.5)%

(1)	Same-store properties were acquired on or before December 31, 2012. Excludes properties sold or contributed to joint ventures for all periods presented.

Same- Store Operation Trend Summary	Financial Supplement
Unaudited and in thousands	Third Quarter 2014

(2)	For a definition and discussion of net operating income and a reconciliation of operating income to NOI, see page 43.

(3)	For a definition and discussion of cash net operating income and a reconciliation of operating income to Cash NOI, see page 43.

(4)
Occupancy excludes space under active development and space held for development. For some of our properties, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common area.

(5)
Represents properties owned as of December 31, 2012 with less than 5% of total rentable square feet under development. Also excludes properties that were undergoing, or were expected to undergo, development activities in 2013-2014 and properties sold or contributed to joint ventures for all periods presented.

Note: Unconsolidated joint ventures excluded from same-store / stabilized portfolio in all periods.

Summary of Leasing Activity	Financial Supplement
Leases Signed in the Quarter Ended September 30, 2014	Third Quarter 2014

	Turn-Key Flex®		Powered Base Building®		Colocation		Custom Solutions		Non-Tech		Total
Leasing Activity - New (1) (6)	3Q14	LTM	3Q14	LTM	3Q14	LTM	3Q14	LTM	3Q14	LTM	3Q14	LTM
Number of leases(2)	22	73	2	8	43	199	1	2	11	52	79	334
Rentable Square Feet Leased (3)	148,612	799,393	22,000	217,437	23,082	113,903	15,195	30,515	15,939	183,855	224,828	1,345,103
Initial stabilized cash rent per square foot	$140	$142	$44	$56	$223	$191	$227	$196	$30	$24	$137	$118
GAAP rent per square foot (4)	$140	$149	$46	$66	$229	$198	$238	$188	$32	$27	$139	$124
Leasing cost per square foot	$36	$45	$4	$1	$60	$56	$39	$40	$13	$27	$34	$36
Weighted Average Lease Term (years)	5.2	6.7	10.3	14.6	4.5	4.4	5.5	5.3	4.8	7.8	5.6	7.9

	Turn-Key Flex®		Powered Base Building®		Colocation		Custom Solutions		Non-Tech		Total
Leasing Activity - Renewals (1)	3Q14	LTM	3Q14	LTM	3Q14	LTM	3Q14	LTM	3Q14	LTM	3Q14	LTM
Number of leases (2)	15	25	1	21	20	80	N/A	N/A	13	37	49	163
Rentable Square Feet Renewed (3)	233,956	337,631	107,299	483,780	57,407	100,307	N/A	N/A	39,890	146,601	438,552	1,068,319
Expiring cash rent per square foot	$164	$165	$35	$42	$226	$211	N/A	N/A	$32	$27	$129	$94
Renewed cash rent per square foot	$149	$154	$43	$46	$221	$208	N/A	N/A	$33	$31	$122	$93
Cash Rental Rate Change	(9.3)%	(6.4)%	22.3%	9.7%	(2.1)%	(1.4)%	N/A	N/A	5.0%	12.1%	(5.2)%	(1.4)%
Expiring GAAP rent per square foot (4)	$150	$148	$31	$38	$215	$203	N/A	N/A	$32	$27	$118	$87
Renewed GAAP rent per square foot (4)	$157	$159	$51	$50	$224	$211	N/A	N/A	$35	$32	$129	$97
GAAP Rental Rate Change	5.1%	7.2%	66.4%	29.7%	3.8%	4.1%	N/A	N/A	7.4%	19.8%	8.7%	11.6%
Leasing cost per square foot	$6	$5	$—	$6	$1	$2	N/A	N/A	$2	$5	$3	$5
Weighted Average Lease Term (years)	5.4	6.0	16.0	8.8	2.0	2.3	N/A	N/A	4.7	5.3	7.5	6.8

Retention Ratio (5)	89%	83%	82%	72%	87%	84%	N/A	N/A	42%	59%	79%	74%

(1)	Excludes short-term, roof and garage leases.

(2)	The number of leases represents the leased-unit count; a lease may include multiple units.

(3)	For some of our properties, we calculate square footage based on factors in addition to contractually leased square feet, including power, required support space and common area.

(4)	Rental rates represent annual estimated cash rent per rentable square foot, adjusted for straight-line rents in accordance with GAAP.

(5)	Based on square feet.

(6)	Includes leases for new and re-leased space.

Note: LTM is last twelve months, including current quarter.

Summary of Leasing Activity	Financial Supplement
Leases Commenced in the Quarter Ended September 30, 2014	Third Quarter 2014

	Turn-Key Flex®		Powered Base Building®		Colocation		Custom Solutions		Non-Tech		Total
Leasing Activity - New (1) (5)	3Q14	LTM	3Q14	LTM	3Q14	LTM	3Q14	LTM	3Q14	LTM	3Q14	LTM
Number of leases(2)	18	67	2	6	50	197	—	4	15	58	85	332
Rentable Square Feet Leased (3)	167,683	700,775	22,000	57,437	25,525	114,766	—	55,402	83,419	264,837	298,627	1,193,217
Initial stabilized cash rent per square foot	$152	$135	44	$34	$218	$188	—	$145	$21	$22	$113	$111
GAAP rent per square foot (4)	$156	$145	46	$36	$236	$195	—	$146	$25	$24	$118	$118
Leasing cost per square foot	$22	$45	4	$5	$67	$53	—	$50	$41	$32	$30	$41
Weighted Average Lease Term (years)	6.1	7.7	10.3	13.3	4.5	4.4	—	7.4	8.8	9.4	7.0	8.0

	Turn-Key Flex®		Powered Base Building®		Colocation		Custom Solutions		Non-Tech		Total
Leasing Activity - Renewals (1)	3Q14	LTM	3Q14	LTM	3Q14	LTM	3Q14	LTM	3Q14	LTM	3Q14	LTM
Number of leases(2)	10	20	1	22	23	82	N/A	N/A	12	34	46	158
Rentable Square Feet Renewed(3)	143,184	252,432	107,299	487,280	54,830	94,817	N/A	N/A	51,316	142,370	356,629	976,899
Expiring cash rent per square foot	$170	$170	$35	$41	$213	$203	N/A	N/A	$29	$27	$116	$88
Renewed cash rent per square foot	$149	$157	$43	$45	$220	$207	N/A	N/A	$31	$30	$111	$88
Cash Rental Rate Change	(12.5)%	(7.6)%	22.3%	9.7%	3.1%	1.6%	N/A	N/A	6.6%	12.8%	(4.3)%	(0.6)%
Expiring GAAP rent per square foot(4)	$155	$153	$31	$38	$205	$198	N/A	N/A	$30	$26	$107	$81
Renewed GAAP rent per square foot(4)	$157	$162	$51	$50	$224	$210	N/A	N/A	$32	$32	$117	$92
GAAP Rental Rate Change	1.1%	6.0%	66.4%	30.4%	9.4%	6.2%	N/A	N/A	7.2%	23.7%	9.4%	12.5%
Leasing cost per square feet	$1	$2	$—	$6	$11	$9	N/A	N/A	$2	$5	$3	$5
Weighted Average Lease Term (years)	4.4	6.2	16.0	8.8	2.8	2.5	N/A	N/A	3.4	5.3	7.5	7.0

(1)	Excludes short-term, roof and garage leases.

(2)	The number of leases represents the leased-unit count; a lease may include multiple units.

(3)	For some of our properties, we calculate square footage based on factors in addition to contractually leased square feet, including power, required support space and common area.

(4)	Rental rates represent annual estimated cash rent per rentable square foot, adjusted for straight-line rents in accordance with GAAP.

(5)	Includes leases for new and re-leased space.
Note: LTM is last twelve months, including current quarter.

Lease Expirations and Lease Distribution	Financial Supplement
Dollars in thousands, except per square foot	Third Quarter 2014

Lease Expirations

Year	Number of Leases Expiring(1)	Square Footage of Expiring Leases (2)	% of Net Rentable Square Feet	Annualized Rent (3)	% of Annualized Rent	Annualized Rent Per Occupied Square Foot	Annualized Rent Per Occupied Square Foot at Expiration	Annualized Rent at Expiration
Available		1,519,966	7.4%		—%
Month to Month (4)	91	61,200	0.3%	$4,761	0.4%	$78	$78	$4,761
2014	56	285,269	1.4%	20,842	1.8%	73	85	24,244
2015	361	1,615,742	7.9%	92,793	7.8%	57	58	93,299
2016	325	1,546,556	7.6%	94,335	7.9%	61	64	98,552
2017	348	1,628,600	8.0%	87,113	7.3%	53	56	92,011
2018	246	1,615,568	7.9%	120,416	10.1%	75	82	132,454
2019	331	2,216,545	10.8%	160,186	13.5%	72	84	185,926
2020	168	1,299,629	6.4%	100,145	8.4%	77	90	117,330
2021	97	1,408,385	6.9%	90,754	7.6%	64	78	109,792
2022	110	1,462,312	7.2%	70,343	5.9%	48	58	84,118
2023	104	863,412	4.2%	58,858	5.0%	68	87	75,116
Thereafter	370	4,908,171	24.0%	288,932	24.3%	59	81	397,924

Total / Wtd. Avg.	2,607	20,431,355	100.0%	$1,189,478	100.0%	$63	$75	$1,415,527

Lease Distribution

Square Feet Under Lease	Number of Leases (1)	Total Net Rentable Square Feet (2)	% of Net Rentable Square Feet	Annualized Rent (3)	% of Annualized Rent
Available		1,519,966	7.4%	—	—%
2,500 or less	1,745	780,858	3.8%	$74,768	6.3%
2,501 - 10,000	388	2,302,975	11.3%	228,415	19.2%
10,001 - 20,000	248	3,623,340	17.7%	349,056	29.3%
20,001 - 40,000	117	3,341,082	16.4%	235,694	19.8%
40,001 - 100,000	76	4,587,367	22.5%	188,918	15.9%
Greater than 100,000	33	4,275,767	20.9%	112,627	9.5%

Total / Wtd. Avg.	2,607	20,431,355	100.0%	$1,189,478	100.0%

(1)	Number of leases represents the leased-unit count; a lease may include multiple units.

(2)
For some of our properties, we calculate square footage based on factors in addition to contractually leased square feet, including available power, required support space and common area. We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common area.

(3)	Annualized rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of September 30, 2014 multiplied by 12.

(4)	Includes leases, licenses and similar agreements that upon expiration have been automatically renewed on a month-to-month basis.
Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

Lease Expirations - By Product Type	Financial Supplement
Dollars in thousands, except per square foot	Third Quarter 2014

Turn-Key Flex®
Year	Square Footage of Expiring Leases (1)	Annualized Rent (2)	% of Annualized Rent	Annualized Rent Per Occupied Square Foot	Annualized Rent Per Occupied Square Foot at Expiration	Annualized Rent at Expiration

Available	410,910	—	—%
Month to Month (3)	12,626	$2,606	0.2%	$206	$206	$2,606
2014	19,862	3,803	0.3%	191	196	3,886
2015	300,749	38,228	3.2%	127	127	38,179
2016	356,659	53,483	4.5%	150	157	55,949
2017	398,171	59,868	5.0%	150	160	63,719
2018	615,025	84,025	7.0%	137	151	93,055
2019	664,994	103,708	8.7%	156	185	122,775
2020	536,190	75,328	6.3%	140	166	88,834
2021	448,580	71,080	6.0%	158	194	87,139
2022	272,060	39,686	3.3%	146	175	47,665
2023	346,011	47,530	4.0%	137	182	62,840
Thereafter	1,325,167	159,129	13.4%	120	165	217,994
Total / Wtd. Avg.	5,707,004	$738,474	61.9%	$139	$167	$884,641

Powered Base Building®
Available	191,227	—	—%
Month to Month (3)	36,218	$1,091	0.1%	$30	$30	$1,091
2014	208,074	11,696	1.0%	56	60	12,565
2015	943,238	30,572	2.6%	32	33	30,702
2016	891,545	25,907	2.2%	29	30	26,927
2017	514,722	5,377	0.4%	10	11	5,574
2018	723,241	25,012	2.1%	35	37	26,548
2019	1,086,301	39,487	3.3%	36	40	43,801
2020	473,697	15,476	1.3%	33	38	18,225
2021	511,435	13,380	1.1%	26	30	15,547
2022	879,358	24,973	2.1%	28	34	29,828
2023	420,923	9,132	0.8%	22	25	10,522
Thereafter	2,674,114	113,180	9.5%	42	59	158,711
Total / Wtd. Avg.	9,554,093	$315,283	26.5%	$34	$41	$380,041

Lease Expirations - By Product Type	Financial Supplement
Dollars in thousands, except per square foot	Third Quarter 2014

Colocation
Available	205,171	—	—%
Month to Month (3)	3,774	$848	0.1%	$225	$225	$848
2014	20,283	4,405	0.4%	217	338	6,848
2015	82,258	17,576	1.5%	214	219	18,043
2016	43,935	9,346	0.8%	213	226	9,918
2017	39,638	6,791	0.6%	171	186	7,377
2018	21,837	4,559	0.4%	209	250	5,464
2019	64,978	9,509	0.8%	146	174	11,289
2020	9,854	1,387	0.1%	141	225	2,219
2021	3,839	395	—%	103	121	466
2022	—	—	—%	—	—	—
2023	—	—	—%	—	—	—
Thereafter	44,640	3,755	0.3%	84	118	5,287
Total / Wtd. Avg.	540,207	$58,571	5.0%	$175	$202	$67,759

Non-Technical
Available	712,658	—	—%
Month to Month (3)	8,582	$224	—%	$26	$26	$224
2014	37,050	929	0.1%	25	25	937
2015	289,497	6,416	0.5%	22	22	6,375
2016	254,417	5,598	0.5%	22	23	5,758
2017	676,069	15,076	1.3%	22	23	15,341
2018	255,465	6,821	0.6%	27	29	7,387
2019	400,272	7,482	0.6%	19	20	8,061
2020	279,887	7,953	0.7%	28	29	8,052
2021	444,531	5,900	0.5%	13	15	6,640
2022	310,894	5,684	0.5%	18	21	6,624
2023	96,478	2,195	0.2%	23	18	1,755
Thereafter	864,251	12,872	1.1%	15	18	15,932
Total / Wtd. Avg.	4,630,051	$77,150	6.6%	$20	$21	$83,086

(1)
For some properties, we calculate square footage based on factors in addition to contractually leased square feet, including available power, required support space and common area. We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common area.

(2)	Annualized rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of September 30, 2014 multiplied by 12.

(3)	Includes leases, licenses and similar agreements that upon expiration have been automatically renewed on a month-to-month basis.
Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

Top 20 Tenants by Annualized Rent	Financial Supplement
Dollars in thousands	Third Quarter 2014

Tenant		Number of Locations	Total Occupied Square Feet (1)	% of Net Rentable Square Feet	Annualized Rent (2)	% of Annualized Rent	Weighted Average Remaining Lease Term in Months
1	CenturyLink, Inc. (3)	42	2,356,607	11.5%	$88,382	7.4%	74
2	IBM (4)	16	586,949	2.9%	79,181	6.7%	87
3	TelX Group, Inc.	12	341,202	1.7%	50,870	4.3%	162
4	Equinix Operating Company, Inc.	10	847,550	4.1%	38,425	3.2%	152
5	AT&T	22	614,772	3.0%	26,312	2.2%	56
6	Morgan Stanley	5	173,061	0.8%	25,469	2.1%	78
7	Deutsche Bank AG	3	113,461	0.6%	23,071	1.9%	46
8	JPMorgan Chase & Co.	7	220,003	1.1%	22,141	1.9%	76
9	SunGard Availability Services LP	9	384,894	1.9%	21,367	1.8%	84
10	Verizon Communications, Inc.	35	320,703	1.6%	20,330	1.7%	72
11	NTT Communications Company	7	225,776	1.1%	20,162	1.7%	85
12	Facebook, Inc.	3	128,964	0.6%	18,201	1.5%	48
13	LinkedIn Corporation	2	173,766	0.9%	15,633	1.3%	119
14	TATA Communications (UK)	8	140,294	0.7%	15,530	1.3%	43
15	Navisite Europe Limited	4	88,663	0.4%	13,624	1.1%	93
16	Nomura International PLC	2	63,137	0.3%	13,041	1.1%	64
17	Pfizer, Inc.	1	97,069	0.5%	11,886	1.0%	39
18	Amazon	9	286,575	1.4%	11,616	1.0%	63
19	Level 3 Communications, LLC	44	312,471	1.5%	11,548	1.0%	86
20	Yahoo! Inc.	2	110,847	0.5%	11,318	1.0%	37

	Total / Weighted Average		7,586,764	37.1%	$538,107	45.2%	86

(1)
Occupied square footage is calculated based on leases that commenced on or before September 30, 2014. For some of our properties, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common area.

(2)	Annualized base rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of September 30, 2014 multiplied by 12.

(3)
Represents leases with Savvis Communications Corporation and Qwest Communications International, Inc. (or affiliates thereof), which are our direct tenants. CenturyLink, Inc. acquired Qwest in Q2 2011 and Savvis in Q3 2011, and Qwest and Savvis are now wholly-owned subsidiaries of CenturyLink.

(4)	Represents leases with IBM and leases with SoftLayer. IBM acquired SoftLayer in July 2013.

Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on ownership percentage.

Portfolio Summary	Financial Supplement
As of September 30, 2014	Third Quarter 2014

	30-Sep-14	30-Jun-14	31-Mar-14	31-Dec-13	30-Sep-13
Number of Properties (1)
Domestic (2)	90	91	91	92	91
International	27	27	28	28	28
Unconsolidated joint ventures (1)	14	13	13	12	12
Total	131	131	132	132	131

Number of Buildings
Domestic	140	141	141	141	142
International	31	31	32	32	32
Unconsolidated joint ventures	16	15	15	14	14
Total	187	187	188	187	188

Number of Markets
Domestic	20	20	20	20	20
International	11	11	11	11	11
Unconsolidated joint ventures	2	2	2	2	2
Total	33	33	33	33	33

Net Rentable Square Feet (3)
Domestic	17,285,433	17,301,247	17,177,396	17,056,741	16,705,106
International	2,844,972	2,793,793	2,868,163	2,830,968	2,816,450
Unconsolidated joint ventures	1,833,922	1,676,445	1,665,868	1,511,842	1,511,842
Total	21,964,327	21,771,485	21,711,427	21,399,551	21,033,398

Active Development Square Feet (4)
Domestic	1,017,790	1,115,679	1,067,030	1,442,177	1,220,888
International	235,902	280,211	268,328	317,504	312,014
Total	1,253,692	1,395,890	1,335,358	1,759,681	1,532,902

Space Held for Development (5)
Domestic	936,302	978,328	1,094,152	1,015,574	1,791,277
International	311,384	305,210	328,092	316,111	335,748
Total	1,247,686	1,283,538	1,422,244	1,331,685	2,127,025

Portfolio occupancy (6)	93.0%	92.8%	92.1%	92.6%	93.0%
Digital Realty's share occupancy (7)	92.6%	92.4%	91.6%	92.2%	92.7%
Same-store portfolio occupancy (8)	92.2%	92.0%	91.3%	91.9%	92.3%
Stabilized "same-capital" pool occupancy (9)	93.7%	93.2%	93.4%	94.0%	94.2%

(1)
Includes 12 properties held in our managed portfolio of unconsolidated joint ventures consisting of 4650 Old Ironsides Drive, Santa Clara, CA, 2950 Zanker Road, San Jose, CA, 4700 Old Ironsides Drive, Santa Clara, CA, 444 Toyama Drive, Sunnyvale, CA, 43915 Devin Shafron Drive (Bldg A), Ashburn, VA, 43790 Devin Shafron Drive (Bldg E), Ashburn, VA, 21551 Beaumeade Circle, Ashburn, VA, 7505 Mason King Court, Manassas, VA, 14901 FAA Boulevard, Fort Worth, TX, 900 Dorothy Drive, Richardson, TX, 33 Chun Choi Street, Hong Kong and 636 Pierce Street, Somerset, NJ; and two properties held in our unconsolidated non-managed joint ventures consisting of 2001 Sixth Avenue, Seattle, WA and 2020 Fifth Avenue, Seattle, WA..

(2)
43915 Devin Shafron Drive (Bldg A) included in the property count for all periods presented because it was separately contributed to our managed unconsolidated joint venture. Not previously included in our property count.

(3)
We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas.

(4)	Space under active development includes current Base Building and Data Centers projects in progress. See page 30.

Portfolio Summary	Financial Supplement
As of September 30, 2014	Third Quarter 2014

(5)	Space held for development includes space held for future Data Center development, and excludes space under active development. See page 34.

(6)
Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures and non-managed unconsolidated joint ventures. Occupancy excludes space under active development and space held for development. For some of our properties, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

(7)
Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage. Occupancy excludes space under active development and space held for development. For some of our properties, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

(8)
Represents consolidated portfolio of properties that were acquired on or before December 31, 2012. Excludes properties sold or contributed to joint ventures for all periods presented. Occupancy excludes space under active development and space held for development. For some of our properties, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

(9)
Represents consolidated portfolio of properties owned as of December 31, 2012 with less than 5% of total rentable square feet under development. Also excludes properties that were undergoing, or were expected to undergo, development activities in 2013-2014 and properties sold or contributed to joint venture. Occupancy excludes space under active development and space held for development. For some of our properties, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

Portfolio Overview by Product Type	Financial Supplement
Dollars in thousands	Third Quarter 2014

Property	Annualized Rent (1)	% of Annualized Rent	% of Property Type Total

Corporate Data Center
Turn-Key Flex®	$615,063	51.7%	68.1%
Powered Base Building®	207,837	17.5%	23.0%
Colocation	27,238	2.3%	3.0%
Non-technical	52,721	4.4%	5.9%
Data Center Total	$902,859	75.9%	100.0%

Internet Gateway Data Center
Turn-Key Flex®	$123,413	10.4%	44.9%
Powered Base Building®	107,447	9.0%	39.1%
Colocation	31,332	2.6%	11.4%
Non-technical	12,523	1.1%	4.6%
Internet Gateway Data Center Total	$274,715	23.1%	100.0%

Non-Data Center
Non-technical	$11,904	1.0%	100.0%
Non-Data Center Total	$11,904	1.0%	100.0%

Total	$1,189,478	100.0%

(1)	Annualized rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of September 30, 2014, multiplied by 12.

Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

Turn-Key Flex® & Colocation	Financial Supplement
Product Overview by Market (1)	Third Quarter 2014

Market	IT Load mW Capacity (2)	Net Rentable Square Feet (3)	Occupancy % (4)	Leased Square Feet

Northern Virginia	60.7	768,295	96.7%	742,700
Phoenix	45.2	695,907	79.9%	555,948
Dallas	43.5	679,893	96.8%	658,206
Silicon Valley	32.7	389,564	97.7%	380,716
New York	30.0	533,973	94.6%	505,073
Chicago	26.6	412,824	91.0%	375,583
San Francisco	22.6	384,524	83.6%	321,345
Boston	21.1	393,750	91.7%	361,169
Los Angeles	13.3	238,220	91.9%	219,019
Houston	13.2	155,760	81.7%	127,248
Other Markets	21.3	307,428	64.1%	197,100
Total North America	330.2	4,960,138	89.6%	4,444,107

London, United Kingdom	59.7	748,699	97.9%	733,126
Other Markets	13.8	203,099	83.7%	170,053
Total Europe	73.5	951,798	94.9%	903,179

Singapore	12.1	175,217	86.7%	151,974
Other Markets	13.0	160,058	82.4%	131,870
Total Asia/Pacific	25.1	335,275	84.7%	283,844

Total	428.8	6,247,211	90.1%	5,631,130

(1)	Excludes any power associated with Powered Base Building® and Non-Technical product types.

(2)	IT Load mW Capacity represents UPS-backed utility power dedicated to Digital Realty's operated data center space.

(3)
We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common area.

(4)
Occupancy excludes space under active development and space held for development. For some of our properties, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common area.

Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

Occupancy Analysis	Financial Supplement
Dollars in thousands	Third Quarter 2014

						Occupancy (5)
Property	Property Type	Net Rentable Square Feet (1)	Space Under Active Development (2)	Space Held for Development (3)	Annualized Rent (4)	As of 9/30/14	As of 6/30/14

North America

Dallas
2323 Bryan Street	Internet Gateway	453,539	—	23,568	$16,595	76.4%	75.8%
2440 Marsh Lane	Data Center	135,250	—	—	14,203	96.1%	94.9%
1232 Alma Road	Data Center	105,726	—	—	13,704	98.6%	98.6%
2501 S. State Hwy. 121	Data Center	829,372	—	—	13,472	98.5%	98.5%
4849 Alpha Road	Data Center	125,538	—	—	11,559	100.0%	100.0%
4025 Midway Road	Data Center	92,386	—	8,204	10,361	98.3%	98.4%
400 S. Akard	Internet Gateway	269,563	—	—	8,244	94.7%	86.5%
11830 Webb Chapel Road	Data Center	365,647	—	—	8,160	98.0%	98.0%
850 East Collins	Data Center	121,366	—	—	7,859	87.0%	87.0%
900 Quality Way	Data Center	42,318	56,840	15,764	6,660	100.0%	100.0%
950 East Collins	Data Center	81,873	39,413	—	6,290	100.0%	100.0%
1215 Integrity Drive (6)	Data Center	61,750	56,126	—	3,998	96.8%	96.8%
904 Quality Way	Data Center	46,750	—	—	979	100.0%	100.0%
17201 Waterview Parkway	Data Center	61,750	—	—	704	100.0%	100.0%
905 Security Row (7)	Data Center	—	—	—	—	—%	N/A
1210 Integrity Drive (7)	Data Center	—	—	—	—	—%	N/A
907 Security Row (8)	Data Center	—	—	—	—	—%	N/A
Total		2,792,828	152,379	47,536	$122,788	94.0%	93.1%

New York
365 S Randolphville Road	Data Center	264,792	86,656	—	$27,044	94.2%	94.1%
111 Eighth Avenue (9)	Internet Gateway	116,843	—	—	24,395	100.0%	100.0%
3 Corporate Place	Data Center	276,931	—	—	19,764	100.0%	100.0%
60 & 80 Merritt Boulevard	Data Center	210,168	—	17,598	17,667	95.3%	93.8%
300 Boulevard East	Data Center	346,819	—	22,962	17,173	93.8%	93.7%
410 Commerce Boulevard (10)	Data Center	27,943	—	—	5,217	100.0%	100.0%
701 Union Boulevard	Data Center	—	—	—	30	—%	N/A
650 Randolph Road	Data Center	—	—	127,790	—	—%	N/A
3 Corporate Place Annex	Data Center	—	100,515	—	—	—%	N/A
Total		1,243,496	187,171	168,350	$111,290	96.2%	96.0%

Northern Virginia
43940 Digital Loudoun Plaza (Bldg G)	Data Center	257,663	135,048	—	$26,500	100.0%	100.0%
43881 Devin Shafron Drive (Bldg B)	Data Center	180,000	—	—	17,794	99.0%	99.0%
43791 Devin Shafron Drive (Bldg D)	Data Center	135,000	—	—	12,461	99.8%	100.0%
43830 Devin Shafron Drive (Bldg F)	Data Center	101,300	—	11,950	11,858	95.6%	95.6%
4050 Lafayette Center Drive	Data Center	42,374	—	—	7,061	99.0%	99.0%
4030 Lafayette Center Drive	Data Center	72,696	—	—	5,953	100.0%	100.0%
45901 & 45845 Nokes Boulevard	Data Center	167,160	—	—	4,893	100.0%	100.0%
44470 Chilum Place	Data Center	95,440	—	—	4,529	100.0%	100.0%
4040 Lafayette Center Drive	Data Center	30,339	—	—	3,924	100.0%	N/A
21110 Ridgetop Circle	Data Center	135,513	—	—	3,095	100.0%	100.0%
21561 & 21571 Beaumeade Circle	Data Center	164,453	—	—	3,019	100.0%	100.0%
1506 Moran Road	Data Center	78,295	—	—	2,370	100.0%	100.0%
44060 Digital Loudoun Plaza (Bldg K)	Data Center	36,775	247,688	—	1,963	76.5%	N/A
1807 Michael Faraday Court	Data Center	19,237	—	—	1,848	100.0%	100.0%
251 Exchange Place	Data Center	70,982	—	—	1,740	100.0%	100.0%
43831 Devin Shafron Drive (Bldg C)	Data Center	117,071	—	—	1,609	100.0%	100.0%
8100 Boone Boulevard (11)	Data Center	17,015	—	—	641	24.8%	24.3%
Total		1,721,313	382,736	11,950	$111,258	98.3%	98.9%

Occupancy Analysis	Financial Supplement
Dollars in thousands	Third Quarter 2014

						Occupancy (5)
Property	Property Type	Net Rentable Square Feet (1)	Space Under Active Development (2)	Space Held for Development (3)	Annualized Rent (4)	As of 9/30/14	As of 6/30/14

Silicon Valley
1350 Duane & 3080 Raymond	Data Center	185,000	—	—	$10,875	100.0%	100.0%
3011 Lafayette Street	Data Center	90,780	—	—	10,869	100.0%	100.0%
1100 Space Park Drive	Internet Gateway	165,297	—	—	9,925	100.0%	92.7%
1500 Space Park Drive	Data Center	51,615	—	—	9,893	100.0%	100.0%
3105 and 3205 Alfred Street	Data Center	49,858	—	—	9,060	92.8%	92.8%
1525 Comstock Street	Data Center	42,385	—	—	9,049	100.0%	100.0%
2045 & 2055 LaFayette Street	Data Center	300,000	—	—	7,380	100.0%	100.0%
1725 Comstock Street	Data Center	39,643	—	—	7,088	100.0%	100.0%
150 South First Street	Data Center	179,761	—	—	6,559	95.1%	97.2%
2805 Lafayette Street (12)	Data Center	69,843	48,137	19,440	6,267	92.5%	86.6%
1201 Comstock Street	Data Center	24,000	—	—	4,877	100.0%	100.0%
2334 Lundy Place	Data Center	130,752	—	—	4,661	100.0%	100.0%
2401 Walsh Street	Data Center	167,932	—	—	3,950	100.0%	100.0%
2403 Walsh Street	Data Center	103,940	—	—	2,445	100.0%	100.0%
Total		1,600,806	48,137	19,440	$102,898	98.9%	98.2%

Chicago
350 E Cermak Road	Internet Gateway	1,133,739	—	—	$72,274	98.9%	98.9%
9333, 9355, 9377 Grand Avenue	Data Center	127,970	232,708	175,046	9,481	80.3%	94.9%
600-780 S. Federal	Internet Gateway	142,283	—	19,264	7,718	89.3%	86.7%
Total		1,403,992	232,708	194,310	$89,473	96.3%	97.4%

San Francisco
200 Paul Avenue	Internet Gateway	466,912	14,659	18,522	$27,675	91.6%	91.9%
365 Main Street	Internet Gateway	226,981	—	—	27,386	73.5%	73.8%
720 2nd Street	Data Center	121,220	—	—	17,050	93.0%	92.7%
360 Spear Street	Data Center	154,950	—	—	7,821	100.0%	100.0%
Total		970,063	14,659	18,522	$79,932	88.9%	89.1%

Occupancy Analysis	Financial Supplement
Dollars in thousands	Third Quarter 2014

						Occupancy (5)
Property	Property Type	Net Rentable Square Feet (1)	Space Under Active Development (2)	Space Held for Development (3)	Annualized Rent (4)	As of 9/30/14	As of 6/30/14

Phoenix
2121 South Price Road	Data Center	508,173	—	—	$47,362	75.1%	75.5%
120 E. Van Buren	Internet Gateway	287,514	—	—	21,958	88.8%	88.1%
2055 East Technology Circle	Data Center	76,350	—	—	7,840	89.7%	89.7%
1900 S. Price Road	Data Center	118,348	—	108,926	1,450	100.0%	100.0%
Total		990,385	—	108,926	$78,610	83.2%	83.2%

Boston
128 First Avenue	Data Center	274,750	—	—	$23,752	95.8%	97.0%
55 Middlesex Turnpike	Data Center	101,067	—	—	12,420	96.4%	99.3%
100 Quannapowitt Parkway	Data Center	308,703	—	78,253	8,673	87.5%	87.7%
115 Second Avenue	Data Center	66,730	—	—	3,985	100.0%	100.0%
105 Cabot Street	Data Center	34,526	—	71,205	2,856	66.4%	59.1%
600 Winter Street	Data Center	30,400	—	—	775	100.0%	100.0%
Total		816,176	—	149,458	$52,461	92.0%	92.5%

Los Angeles
600 West Seventh Street	Internet Gateway	489,722	—	—	$24,090	98.1%	98.1%
2260 East El Segundo Boulevard	Data Center	132,240	—	—	10,901	85.5%	85.5%
200 North Nash Street	Data Center	113,606	—	—	2,672	100.0%	100.0%
3015 Winona Avenue	Data Center	82,911	—	—	1,740	100.0%	100.0%
3300 East Birch Street	Data Center	68,807	—	—	1,641	100.0%	100.0%
Total		887,286	—	—	$41,044	96.8%	96.8%

Houston
Digital Houston	Data Center	404,799	—	22,722	$16,722	91.0%	91.0%
Total		404,799	—	22,722	$16,722	91.0%	91.0%

Atlanta
375 Riverside Parkway	Data Center	250,191	—	—	$8,586	100.0%	100.0%
760 Doug Davis Drive	Data Center	334,306	—	—	6,549	99.9%	100.0%
101 Aquila Way	Data Center	313,581	—	—	1,459	100.0%	100.0%
Total		898,078	—	—	$16,594	100.0%	100.0%

Philadelphia
833 Chestnut Street	Data Center	642,981	—	62,080	$14,511	94.2%	94.8%
Total		642,981	—	62,080	$14,511	94.2%	94.8%

Denver
11900 East Cornell Avenue	Data Center	285,840	—	—	$6,454	94.3%	94.3%
8534 Concord Center Drive	Data Center	85,660	—	—	3,898	100.0%	100.0%
Total		371,500	—	—	$10,352	95.6%	95.6%

St. Louis
210 N Tucker Boulevard	Data Center	258,269	—	77,778	$5,285	61.2%	61.1%
900 Walnut Street	Internet Gateway	105,776	—	6,490	4,869	96.3%	95.8%
Total		364,045	—	84,268	$10,154	71.4%	71.2%

Portland
3825 NW Aloclek Place	Data Center	48,574	—	—	$8,000	100.0%	100.0%
Total		48,574	—	—	$8,000	100.0%	100.0%

Occupancy Analysis	Financial Supplement
Dollars in thousands	Third Quarter 2014

						Occupancy (5)
Property	Property Type	Net Rentable Square Feet (1)	Space Under Active Development (2)	Space Held for Development (3)	Annualized Rent (4)	As of 9/30/14	As of 6/30/14

Austin
7500 Metro Center Drive	Data Center	60,345	—	25,343	$3,833	42.2%	41.0%
7401 E. Ben White Blvd Building 7 - 9	Data Center	203,235	—	—	1,908	100.0%	100.0%
8025 North Interstate 35	Data Center	62,237	—	—	934	100.0%	100.0%
7620 Metro Center Drive	Data Center	40,836	—	—	345	63.6%	69.6%
Total		366,653	—	25,343	$7,020	86.4%	86.9%

Toronto, Canada
371 Gough Road	Data Center	41,393	26,524	29,859	$3,675	100.0%	100.0%
6800 Millcreek Drive	Data Center	83,758	—	—	2,135	100.0%	100.0%
Total		125,151	26,524	29,859	$5,810	100.0%	100.0%

Sacramento
11085 Sun Center Drive	Data Center	69,048	—	—	$2,964	100.0%	100.0%
3065 Gold Camp Drive	Data Center	40,394	—	23,397	2,778	100.0%	100.0%
Total		109,442	—	23,397	$5,742	100.0%	100.0%

Miami
36 NE 2nd Street	Internet Gateway	162,140	—	—	$4,576	86.1%	86.1%
2300 NW 89th Place	Data Center	64,174	—	—	714	100.0%	100.0%
Total		226,314	—	—	$5,290	90.0%	90.0%

Minneapolis/St. Paul
1500 Towerview Road	Data Center	328,765	—	—	$4,571	100.0%	100.0%
1125 Energy Park Drive	Data Center	78,164	—	—	407	22.2%	22.2%
Total		406,929	—	—	$4,978	85.1%	85.1%

Charlotte
125 North Myers	Internet Gateway	25,402	—	—	$1,442	100.0%	100.0%
731 East Trade Street	Internet Gateway	40,879	—	—	1,391	100.0%	100.0%
113 North Myers	Internet Gateway	29,218	—	—	973	100.0%	100.0%
Total		95,499	—	—	$3,806	100.0%	100.0%

Occupancy Analysis	Financial Supplement
Dollars in thousands	Third Quarter 2014

						Occupancy (5)
Property	Property Type	Net Rentable Square Feet (1)	Space Under Active Development (2)	Space Held for Development (3)	Annualized Rent (4)	As of 9/30/14	As of 6/30/14
EUROPE

London, England
Unit 21 Goldsworth Park Trading Estate	Data Center	378,914	—	101,086	$58,825	98.8%	98.7%
Watford (13)	Data Center	133,000	—	—	22,172	97.3%	97.3%
3 St. Anne's Boulevard	Data Center	96,147	—	—	19,245	87.9%	84.9%
Croydon (14)	Data Center	120,000	—	—	16,661	100.0%	100.0%
Mundells Roundabout	Data Center	113,464	—	—	8,515	100.0%	100.0%
Cressex 1	Data Center	50,847	—	—	7,871	100.0%	100.0%
Fountain Court	Data Center	43,468	40,000	48,303	5,274	79.6%	73.1%
2 St. Anne's Boulevard	Data Center	30,612	—	—	3,946	100.0%	100.0%
1 St. Anne's Boulevard	Data Center	20,219	—	—	302	100.0%	100.0%
Principal Park, Crawley	Data Center	—	106,400	—	—	—%	N/A
Total		986,671	146,400	149,389	$142,811	97.1%	96.5%

Paris, France
114 Rue Ambroise Croizat	Internet Gateway	360,920	—	—	$21,205	96.0%	96.0%
1 Rue Jean-Pierre	Data Center	104,666	—	—	4,531	100.0%	100.0%
127 Rue de Paris	Data Center	59,991	—	—	1,942	100.0%	100.0%
Liet-dit ie Christ de Saclay	Data Center	21,337	—	—	647	100.0%	100.0%
Total		546,914	—	—	$28,325	97.4%	97.4%

Dublin, Ireland
Unit 9 Blanchardstown Corporate Center	Data Center	120,000	—	—	$10,142	94.1%	95.2%
Clonshaugh Industrial Estate (Eircom)	Data Center	124,500	—	—	8,587	100.0%	100.0%
Clonshaugh Industrial Estate IE	Data Center	20,000	—	—	1,537	100.0%	100.0%
Profile Park	Data Center	19,662	—	27,430	—	—%	N/A
Total		284,162	—	27,430	$20,266	90.6%	97.8%

Amsterdam, Netherlands
Paul van Vlissingenstraat 16	Data Center	112,472	—	—	$7,296	100.0%	100.0%
Cateringweg 5	Data Center	55,972	—	—	5,315	100.0%	100.0%
Naritaweg 52	Data Center	63,260	—	—	2,603	100.0%	100.0%
Liverpoolweg 10 - The Netherlands	Data Center	29,986	—	—	1,343	100.0%	100.0%
Gyroscoopweg 2E-2F	Data Center	55,585	—	—	1,233	100.0%	100.0%
De President Business Park	Technology Office	—	—	—	—	—%	N/A
Total		317,275	—	—	$17,790	100.0%	100.0%

Manchester, England
Manchester Technopark	Data Center	38,016	—	—	$1,946	100.0%	100.0%
Total		38,016	—	—	$1,946	100.0%	100.0%

Geneva, Switzerland
Chemin de l Epinglier 2	Data Center	59,190	—	—	$1,698	100.0%	100.0%
Total		59,190	—	—	$1,698	100.0%	100.0%

ASIA PACIFIC

Singapore
29A International Business Park	Data Center	298,172	50,425	21,903	$33,212	86.6%	89.2%
Total		298,172	50,425	21,903	$33,212	86.6%	89.2%

Melbourne
98 Radnor Drive	Data Center	52,988	—	—	$6,939	100.0%	100.0%
Deer Park 2 (72 Radnor Drive)	Data Center	43,649	12,553	37,380	4,280	68.4%	9.2%
Total		96,637	12,553	37,380	$11,219	85.7%	60.9%

Sydney
1-11 Templar Road (15)	Data Center	40,794	—	45,423	$5,553	80.4%	71.9%
23 Waterloo Road	Data Center	51,990	—	—	1,210	100.0%	100.0%
Total		92,784	—	45,423	$6,763	91.4%	88.1%

Occupancy Analysis	Financial Supplement
Dollars in thousands	Third Quarter 2014

						Occupancy (5)
Property	Property Type	Net Rentable Square Feet (1)	Space Under Active Development (2)	Space Held for Development (3)	Annualized Rent (4)	As of 9/30/14	As of 6/30/14
NON-DATACENTER PROPERTIES

34551 Ardenwood Boulevard	Technology Manufacturing	307,657	—	—	$4,629	50.6%	41.6%
2010 East Centennial Circle	Technology Manufacturing	113,405	—	—	3,194	100.0%	100.0%
1 Savvis Parkway	Technology Office	156,000	—	—	3,042	100.0%	100.0%
8201 E. Riverside Drive Building 4 - 6	Technology Manufacturing	133,460	—	—	1,039	85.6%	85.6%
908 Quality Way	Technology Office	14,400	—	—	—	86.1%	86.1%
47700 Kato Road & 1055 Page Avenue	Technology Manufacturing	199,352	—	—	—	—%	—%
Total		924,274	—	—	$11,904	59.7%	56.7%

Consolidated Portfolio Total/Weighted Average		20,130,405	1,253,692	1,247,686	$1,174,667	92.5%	92.3%

MANAGED UNCONSOLIDATED JOINT VENTURES

Northern Virginia
43915 Devin Shafron Drive (Bldg A)	Data Center	132,280	—	—	$17,043	100.0%	100.0%
43790 Devin Shafron Drive (Bldg E)	Data Center	152,138	—	—	3,325	100.0%	100.0%
21551 Beaumeade Circle	Data Center	152,504	—	—	2,150	100.0%	100.0%
7505 Mason King Court	Data Center	109,650	—	—	1,911	100.0%	100.0%
Total		546,572	—	—	$24,429	100.0%	100.0%

Silicon Valley
4650 Old Ironsides Drive	Data Center	124,383	—	—	$4,173	100.0%	100.0%
2950 Zanker Road	Data Center	69,700	—	—	3,151	100.0%	100.0%
4700 Old Ironsides Drive	Data Center	90,139	—	—	2,120	100.0%	100.0%
444 Toyama Drive	Data Center	42,083	—	—	2,000	100.0%	100.0%
Total		326,305	—	—	$11,444	100.0%	100.0%

Hong Kong
33 Chun Choi Street	Data Center	81,464	—	—	$11,235	83.3%	75.9%
Total		81,464	—	—	$11,235	83.3%	75.9%

Dallas
14901 FAA Boulevard	Data Center	263,700	—	—	$5,318	100.0%	100.0%
900 Dorothy Drive	Data Center	56,176	—	—	1,661	100.0%	100.0%
Total		319,876	—	—	$6,979	100.0%	100.0%

New York
636 Pierce Street	Data Center	108,336	—	—	$3,190	100.0%	100.0%
Total		108,336	—	—	$3,190	100.0%	100.0%

Managed Unconsolidated Portfolio Total/Weighted Average		1,382,553	—	—	$57,277	99.0%	98.9%

Managed Portfolio Total/Weighted Average		21,512,958	1,253,692	1,247,686	$1,231,944	92.9%	92.7%

Digital Realty Share Total/Weighted Average (16)		20,431,355	1,253,692	1,247,686	$1,189,490	92.6%	92.4%

Occupancy Analysis	Financial Supplement
Dollars in thousands	Third Quarter 2014

						Occupancy (5)
Property	Property Type	Net Rentable Square Feet (1)	Space Under Active Development (2)	Space Held for Development (3)	Annualized Rent (4)	As of 9/30/14	As of 6/30/14

NON-MANAGED UNCONSOLIDATED JOINT VENTURES

Seattle
2001 Sixth Avenue	Data Center	400,369	—	—	$32,510	98.5%	98.7%
2020 Fifth Avenue	Data Center	51,000	—	—	4,809	100.0%	100.0%
Total		451,369	—	—	$37,319	98.7%	98.8%

Non-Managed Portfolio Total/Weighted Average		451,369	—	—	$37,319	98.7%	98.8%

Portfolio Total/Weighted Average		21,964,327	1,253,692	1,247,686	$1,269,263	93.0%	92.8%

(1)
We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common area.

(2)	Space under active development includes current Base Building and Data Center projects in progress. See page 30.

(3)	Space held for development includes space held for future Data Center development, and excludes space under active development. See page 34.

(4)	Annualized base rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of September 30, 2014 multiplied by 12.

(5)
Occupancy excludes space under active development and space held for development. For some of our properties, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common area.

(6)	Building formerly referred to as 1215 Datacenter Park.

(7)	Building was razed during Q4 2013 and added to the Land Inventory pursuant to our business plan. See page 34.

(8)	Building formerly referred to as 1301 International Parkway.

(9)	Includes approximately 116,843 rentable square feet from a leasehold interest acquisition.

(10)	Includes approximately 27,943 rentable square feet from a leasehold interest acquisition.

(11)	Includes approximately 17,105 rentable square feet from a leasehold interest acquisition.

(12)	Building formerly referred to as 800 Central Expressway.

(13)	Building formerly referred to as The Chess Building.

(14)	Building formerly referred to as Unit B Prologis Park.

(15)	Building formerly referred to as 1-23 Templar Road.

(16)	Represents consolidated portfolio plus our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

Development Lifecycle - Committed Active Development	Financial Supplement
Dollars in thousands	Third Quarter 2014

	Base Building Construction					Data Center Construction										Total Active Development

			A	B	A + B				A	B	A + B							A	B	A + B
Market	# of Locations	Total Square Feet	Current Investment (1)	Future Funding Req. (2)	Total Expected Investment (3)	# of Locations	Total Square Feet	kW	Current Investment (1)	Future Funding Req. (2)	Total Expected Investment (3)	% Leased	Average Expected Completion Period	Est. GAAP Yield. (4)	Est. Stabilized Cash Yield (4)	# of Locations	Total Square Feet	Current Investment (1)	Future Funding Req. (2)	Total Expected Investment (3)
Chicago	1	204,833	$52,549	$1,019	$53,568	1	27,875	2,300	$14,322	$14,280	$28,601	—%	1Q15			1	232,708	$66,871	$15,298	$82,169
Dallas						3	152,379	9,375	39,180	61,557	100,737	100.0%	4Q15			3	152,379	39,180	61,557	100,737
New York	2	155,552	55,328	5,246	60,574	1	31,619	1,800	15,477	35,508	50,985	100.0%	2Q15			2	187,171	70,805	40,755	111,559
N. Virginia	2	236,382	38,578	721	39,299	2	146,354	10,800	31,452	84,929	116,381	82.3%	3Q15			2	382,736	70,030	85,650	155,680
San Francisco						1	14,659	1,200	18,439	3,943	22,381	100.0%	4Q14			1	14,659	18,439	3,943	22,381
Silicon Valley						1	48,137	4,800	49,596	27,643	77,239	63.8%	2Q15			1	48,137	49,596	27,643	77,239
Toronto						1	26,524	2,700	12,592	32,840	45,432	100.0%	3Q15			1	26,524	12,592	32,840	45,432
North America	5	596,767	$146,454	$6,986	$153,441	10	447,547	32,975	$181,058	$260,700	$441,758	84.1%		10.7%	10%	11	1,044,314	$327,512	$267,686	$595,198

London						2	146,400	13,840	128,262	99,990	228,252	86.3%	1Q17			2	146,400	128,262	99,990	228,252
Europe						2	146,400	13,840	$128,262	$99,990	$228,252	86.3%		11.0%	10.2%	2	146,400	$128,262	$99,990	$228,252

Melbourne						1	12,553	1,440	$7,437	$13,222	$20,659	100.0%	2Q15			1	12,553	$7,437	$13,222	$20,659
Singapore						1	50,425	6,000	56,131	22,134	78,265	100.0%	4Q14			1	50,425	56,131	22,134	78,265
Asia Pacific						2	62,978	7,440	$63,568	$35,355	$98,923	100.0%		12.8%	12.4%	2	62,978	$63,568	$35,355	$98,923

Total	5	596,767	$146,454	$6,986	$153,441	14	656,925	54,255	$372,888	$396,045	$768,933	86.1%		11.1%	10.3%	15	1,253,692	$519,343	$403,031	$922,373

(1)	Represents balances incurred through September 30, 2014.

(2)	Represents estimated cost to complete specific scope of work pursuant to contract, budget or approved capital plan.

(3)
For Base Building construction, represents the pro rata share of the acquisition and infrastructure costs related to the specific Base Building project. For Data Center construction, represents the pro rata share of the acquisition and infrastructure costs, or Base Building construction costs, applicable to the specific Data Center project plus the total direct investment in the specific Data Center project.

(4)
Estimated yields are based on total expected investment amounts and anticipated net operating income from leases signed or other assumptions based on market conditions. These yields are based on current estimates and actual results may vary.

Note: Square footage is based on current estimates and project plans, and may change upon completion of the project and due to remeasurement.

Development Lifecycle - In Service	Financial Supplement
Dollars in thousands	Third Quarter 2014

	Pre-Stabilized (1)
Market	# of Locations	Total Square Feet	kW	Total Current Investment (2)	% Leased	Est. GAAP Yield. (3)	Est. Stabilized Cash Yield (3)
Austin	1	34,872	2,240	$36,405	0.0%
Boston	2	24,042	1,710	23,861	34.5%
Chicago	2	29,019	2,402	38,341	0.0%
Dallas	1	8,375	398	4,401	0.0%
Houston	1	26,303	2,323	26,546	0.0%
New York	3	28,844	1,936	28,912	2.9%
Northern Virginia	1	8,645	560	6,601	86.6%
Phoenix	1	64,526	4,570	61,459	2.2%
Silicon Valley	2	8,848	763	10,826	63.0%
St. Louis	1	58,985	2,506	41,861	0.0%
North America	15	292,459	19,408	$279,211	8.8%	10.2%	9.6%

Dublin	1	19,662	1,920	$25,194	0.0%
London	2	15,573	1,153	20,926	0.0%
Paris	1	12,353	930	11,674	0.0%
Europe	4	47,588	4,003	$57,794	0.0%	11.2%	10.6%

Melbourne	1	13,793	920	$13,988	0.0%
Singapore	1	20,705	1,566	23,644	0.0%
Sydney	1	7,609	434	6,491	0.0%
Asia Pacific	3	42,107	2,920	$44,123	0.0%	19.1%	18.0%

Total	22	382,154	26,331	381,128	6.5%	11.4%	10.7%

(1)	In service inventory requiring lease commencement.

(2)
For Data Center construction, represents the pro rata share of the acquisition and infrastructure costs, or Base Building construction costs, applicable to the specific Data Center project plus the total direct investment in the specific Data Center project.

(3)
Estimated yields are based on total expected investment amounts and anticipated net operating income from leases signed or other assumptions based on market conditions. These yields are based on current estimates and actual results may vary.

Note: Square footage is based on current estimates and project plans, and may change upon completion of the project and due to remeasurement.

Construction Projects in Progress - Total Investments	Financial Supplement
Dollars in thousands, except per square foot	Third Quarter 2014

Construction Projects in Progress - Total Investments	Net Rentable Square Feet(6)	Acreage	Current Investment (7)	Future Investment (8)	Total Investment	Total Cost/ Net Rentable Square Foot
Development Lifecycle
Land Inventory (1)	N/A	178.3	$146,390	—	$146,390	—
Development CIP
Space Held for Development (1)	1,247,686	N/A	$318,795	—	$318,795	$256
Base Building Construction (2)	596,767	N/A	146,454	$6,986	153,440	257
Data Center Construction (3)	656,925	N/A	372,888	396,045	768,933	1,171
Equipment Pool & Other Inventory (4)		N/A	20,937	—	20,937	—
Campus, Tenant Improvements & Other (5)		N/A	17,419	4,860	22,279	—
Total Development CIP	2,501,378		$876,494	$407,890	$1,284,384

Enhancement & Other			$44,892	$48,182	$93,074
Recurring			13,392	18,455	31,847
Total Construction in Progress			$1,081,167	$474,527	$1,555,695

(1)	Land Inventory and Space Held for Development reflect cumulative cost spent pending future development.

(2)	Base Building Construction consists of ongoing improvements to building infrastructure in preparation for future data center fit-out.

(3)	Data Center Construction includes 656,925 square feet of Turn-Key Flex®, Custom Solutions and Powered Base Building® space.

(4)	Equipment Pool and Other Inventory represents long-lead time equipment and materials required for timely deployment and delivery of data center fit-out.

(5)
Represents improvements in progress as of September 30, 2014 which benefit space recently converted to our operating portfolio and is composed primarily of shared infrastructure projects and first generation tenant improvements.

(6)
We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common area.

(7)	Represents balances incurred through September 30, 2014.

(8)	Represents estimated cost to complete specific scope of work pursuant to contract, budget or approved capital plan.

Note: We capitalize interest on active construction work. Base Building Construction, Data Center Construction, Equipment Pool, Campus Improvements, Enhancements and Recurring are considered active construction work.

Historical Capital Expenditures and Investments in Real Estate	Financial Supplement
Dollars in thousands	Third Quarter 2014

	Three Months Ended					Nine Months Ended
	30-Sep-14	30-Jun-14	31-Mar-14	31-Dec-13	30-Sep-13	30-Sep-14	30-Sep-13

Non-Recurring (1)
Development	$159,410	$172,404	$185,554	$204,796	$247,648	$517,368	$721,719
Enhancements and Other Non-Recurring	16,010	13,955	18,179	32,773	30,049	48,144	78,729
Total Non-Recurring	$175,420	$186,359	$203,733	$237,569	$277,697	$565,512	$800,448

Recurring (2)	$11,481	$11,355	$8,685	$17,025	$12,895	$31,521	$36,184
Recurring	$11,481	$11,355	$8,685	$17,025	$12,895	$31,521	$36,184

Total Direct	$186,901	$197,714	$212,418	$254,594	$290,592	$597,033	$836,632

Capitalized Interest	$5,406	$4,889	$5,311	$7,435	$6,882	$15,606	$18,842
Capitalized Overhead	13,348	12,442	11,406	8,888	9,661	37,196	29,557
Total Indirect Capital Expenditures	$18,754	$17,331	$16,717	$16,323	$16,543	$52,802	$48,399

Timing / FX adjustments	7,765	(7,946)	(5,017)	33,789	594	(5,198)	(227)

Total Improvements to and Advances for Investment in Real Estate	$213,420	$207,099	$224,118	$304,706	$307,729	$644,637	$884,804

Consolidated Portfolio Net Rentable Square Feet (3)	20,431,355	20,356,935	20,045,559	19,887,709	19,521,556	20,431,355	19,521,556

(1)
Non-recurring capital expenditures are primarily for development of space and land, excluding acquisition costs. In addition, these expenditures include certain infrequent expenditures for capitalized replacements, upgrades, or other projects which enhance the existing operating portfolio (e.g., electrical, mechanical and building upgrades).

(2)
Recurring capital expenditures represent non-incremental building improvements required to maintain current revenues, including second-generation tenant improvements and leasing commissions. Recurring capital expenditures do not include acquisition capital that was taken into consideration when underwriting the purchase of a building, costs which are incurred to bring a building up to Digital Realty's operating standards, or internal leasing commissions.

(3)	For some of our properties, we calculate square footage based on factors in addition to contractually leased square feet, including available power, required support space and common area.

Development Lifecycle - Held for Development	Financial Supplement
Dollars in thousands	Third Quarter 2014

	Land Inventory (1)			Space Held for Development

Market	# of Locations	Acres	Current Investment (2)	# of Locations	Total Square Feet	Current Investment (2)
Austin	1	7.2	$1,879	1	25,343	$1,303
Boston	—	—	—	2	149,458	43,438
Chicago	—	—	—	2	194,310	23,399
Dallas	4	73.2	14,957	3	47,536	8,712
Houston	—	—	—	1	22,722	3,072
New York	1	34.2	41,104	3	168,350	31,242
N. Virginia	1	15.6	8,171	1	11,950	2,150
Philadelphia	—	—	—	1	62,080	3,700
Phoenix	—	—	—	1	108,926	12,167
Sacramento	—	—	—	1	23,397	7,226
San Francisco	—	—	—	1	18,522	3,026
Silicon Valley	2	9.5	14,817	1	19,440	5,574
St. Louis	—	—	—	2	84,268	12,326
Toronto	—	—	—	1	29,859	6,347
North America (3)	9	139.7	$80,927	21	966,161	$163,682

Amsterdam	1	5.4	$13,771	—	—	—
Dublin	1	7.5	10,937	1	27,430	$10,668
London	1	13.4	24,209	2	149,389	98,932
Europe	3	26.3	$48,917	3	176,819	$109,600

Melbourne	—	—	$—	1	37,380	$7,144
Osaka	1	3.7	12,316	—	—	—
Singapore	—	—	—	1	21,903	25,407
Sydney	1	8.6	4,230	1	45,423	12,963
Asia Pacific	2	12.3	$16,545	3	104,706	$45,513

Total	14	178.3	$145,390	27	1,247,686	$318,795

(1)	Represents properties acquired to support ground-up development.

(2)	Represents balances incurred through September 30, 2014. Includes the cost of acquisition as well as cost of improvements since acquisition to prepare for future building construction.

Note: Square footage is based on current estimates and project plans, and may change upon completion of the project and due to remeasurement.

Acquisitions/ Dispositions/ Joint Ventures	Financial Supplement
Dollars in thousands	Third Quarter 2014

Acquisitions:
Property	Metropolitan Area	Date Acquired	Purchase Price	Acquisition Cap Rate (1)	Net Rentable Square Feet (2)	Space Held For Development	% of Total Net Rentable Square Feet Occupied (3)

Total			$0		—	—	0.0%

Dispositions:
Property	Metropolitan Area	Date Sold	Sale Price	Disposition Cap Rate (1)	Net Rentable Square Feet (2)	Space Held For Development	% of Total Net Rentable Square Feet Occupied (3)

Total			$0		—	—	0.0%

Joint Ventures:
Property	Metropolitan Area	Date Contributed to Joint Venture	Contribution Price	Contribution Cap Rate (1)	Net Rentable Square Feet (2)	Space Held For Development	% of Total Net Rentable Square Feet Occupied (3)
43915 Devin Shafron Drive (Bldg A)	Northern Virginia	Sep 9, 2014	$185,500	7.05%	132,280	—	100.0%
Total			$185,500		132,280	—	100.0%

(1)
We calculate the cash capitalization rate on acquisitions, dispositions and joint venture contributions by dividing anticipated annual net operating income by the purchase/sale price/contribution including assumed debt and related pre-payment penalties. Net operating income represents rental revenue and tenant reimbursement revenue from in-place leases, less rental property operating and maintenance expenses, property taxes and insurance expenses, and is not a financial measure calculated in accordance with GAAP. Our calculation of the cash capitalization rate on acquisitions may change, based on our experience operating the properties subsequent to closing of the acquisitions.

(2)
We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common area.

(3)	Occupancy excludes space under active development and space held for development.

Unconsolidated Joint Ventures ("JVs")	Financial Supplement
Dollars in thousands	Third Quarter 2014

	As of September 30, 2014
	2001 Sixth Avenue	2020 Fifth Avenue	33 Chun Choi Street (Hong Kong)	Prudential	Griffin	Total
Summary Balance Sheet - at the JV's 100% Share
Undepreciated book value of operating real estate	$118,931	$48,512	$143,519	$441,281	$185,500	$937,743
Accumulated depreciation & amortization	(80,291)	(1,107)	(1,750)	(9,463)	—	(92,611)
Net Book Value of Operating Real Estate	$38,640	$47,405	$141,769	$431,818	$185,500	$845,132
Other assets	4,623	7,324	31,209	63,988	3,831	110,975
Total Assets	$43,263	$54,729	$172,978	$495,806	$189,331	$956,107

Debt	$104,894	$47,000	$—	$208,000	$102,025	$461,919
Other liabilities	5,527	614	18,475	89,948	2,033	116,597
Equity / (deficit)	(67,158)	7,115	154,503	197,858	85,273	377,591
Total Liabilities and Equity	$43,263	$54,729	$172,978	$495,806	$189,331	$956,107

Digital Realty's ownership percentage	50.0%	50.0%	50.0%	20.0%	20.0%

Digital Realty's Pro Rata Share of Unconsolidated JV Debt	$52,447	$23,500	$—	$41,600	$20,405	$137,952

	Nine Months Ended September 30, 2014
Summary Statement of Operations - at the JV's 100% Share	2001 Sixth Avenue	2020 Fifth Avenue	33 Chun Choi Street (Hong Kong)	Prudential	Griffin	Total
Rental revenue	$28,972	$4,198	$2,806	$27,165	$1,303	$64,444
Straight-line rent	481	1,964	2,511	2,394	106	7,456
Operating expenses	(10,167)	(757)	(1,210)	(4,719)	(411)	(17,264)
Net Operating Income (NOI)	$19,286	$5,405	$4,107	$24,840	$998	$54,636

Interest expense	$(5,089)	$(1,174)	$—	$(4,026)	$(177)	$(10,466)
Depreciation & amortization	(4,762)	(626)	(1,907)	(9,563)	(13)	(16,871)
Other income / (expense)	1	—	(207)	(2,677)	(1,065)	(3,948)
Total Non-Operating Expenses	$(9,850)	$(1,800)	$(2,114)	$(16,266)	$(1,255)	$(31,285)

Net Income	$9,436	$3,605	$1,993	$8,574	$(257)	$23,351

Digital Realty's ownership percentage	50.0%	50.0%	50.0%	20.0%	20.0%

Digital Realty's Pro Rata Share of Unconsolidated JV NOI	$9,643	$2,703	$2,054	$4,968	$200	$19,568

Digital Realty's Earnings (loss) from unconsolidated joint ventures (1)	$4,830	$1,807	$996	$1,931	$(51)	$9,513

Digital Realty's Pro Rata Share of FFO (2)	$7,054	$2,141	$1,950	$3,844	$(48)	$14,941

Digital Realty's Fee Income from Joint Venture	$—	$—	$1,186	$2,212	$60	$3,458

(1)	Values represent Digital Realty's basis and may not be comparable to values reflected in the entities' stand alone financial statements calculated on a different basis.

(2)	For a definition of FFO, see page 42.

External Growth Pipeline	Financial Supplement
Central - Chicago	Third Quarter 2014

Master Plan

Property Address	Sq. Ft.	IT Load MW Capacity	Leased %	Development Status
9333 W. Grand Ave., Franklin Park, IL	123,275	6.8	95.2%	Active development - data center
9355 W. Grand Ave., Franklin Park, IL	250,000	14.4	12.5%	Active development - base building and data center
9377 W. Grand Ave., Franklin Park, IL	175,000	10.8	—%	Planned for future ground-up development
Asset

•	Digital Chicago Campus – 9333, 9355 and 9377 W. Grand Avenue, Franklin Park IL

Background

•	In May 2012, Digital Realty acquired the three-building, 22-acre campus and created the Digital Chicago Campus.

•
Based on strong demand for our Turn-Key Flex® data center product, as well as limited supply in the market, the first phase of construction began with the redevelopment of the 9333 W. Grand Ave. building in August 2012 to accommodate 123,275 rentable square feet and provide 6.8 MW of IT Load.

•
As market conditions continued to show limited supply of competitive space along with strong leasing activity in phase one, redevelopment of the 9355 W. Grand Ave. building commenced in June 2013 to accommodate 250,000 rentable square feet and 14.4MW of IT Load in eight 1,800 kW data centers.

Opportunity

•	Upon completion, the Digital Chicago Campus will have development potential of 548,275 rentable square feet to support 18 Turn-Key Flex® data centers and provide 32 MW of IT Load.

•	Campus utility service is provided by ComEd with 60 MW delivered by multiple 34.5kV services.

•	The 9333 W. Grand Ave. building includes four Turn-Key Flex® data centers and is 95.2% leased.

•
The second phase, 9355 W. Grand Ave., is currently under active redevelopment, with the first 1,800 kW data center completed and leased, and the second 1,800 kW data center scheduled to deliver Q1-2015.

•
The third phase will be a future ground-up development located where the 9377 W. Grand Ave. building is sited today. The site is planned for a 175,000 rentable square foot future development to accommodate 10.8 MW of IT Load in six 1,800 kW Turn-Key Flex® data centers.

External Growth Pipeline	Financial Supplement
Central -Dallas	Third Quarter 2014

Master Plan

E. Collins Blvd.
750 E. COLLINS
122 mW SUB-STATION
850 E. COLLINS
950 E. COLLINS
Quality Way
Alma Road
1232 ALMA RD.
Integrity Drive
900 QUALITY WAY
904 QUALITY WAY
908 QUALITY WAY
Commerce Drive
International Parkway
1210 INTEGRITY DRIVE
+
905 SECURITY ROW
907 SECURITY ROW
1215 INTEGRITY DRIVE
Security Row
Completed and Stabilized Development
Current Development
Planned for Future Development

Property Address	Sq. Ft.	IT Load MW Capacity	Leased %	Development Status
850 E. Collins Blvd., Richardson, TX	121,366	6.9	92.0%	Completed. 0.6 MW under option expected to increase Leased % to 100%
904 Quality Way, Richardson, TX	46,750	4.5	100.0%	Completed
1232 Alma Rd., Richardson, TX	105,726	6.8	100.0%	Completed
950 E. Collins Blvd., Richardson, TX	121,286	7.2	100.0%	Active Development - data centers
1215 Integrity Drive, Richardson, TX	117,876	6.8	100.0%	Active Development - data centers
900 Quality Way, Richardson, TX	114,922	7.0	100.0%	Active Development - data centers
907 Security Row, Richardson, TX	139,000	8.4	0.0%	Active development - base building and data centers
1210 Integrity Drive & 905 Security Row, Richardson, TX	466,000	28.8	0.0%	Planned for future ground-up development
908 Quality Way, Richardson, TX	66,000	4.8	0.0%	Planned for future ground-up development
750 E. Collins Boulevard, Richardson, TX	TBD	TBD	0.0%	Planned for future management office

Asset

•	Digital Dallas Campus – 70-acre master-planned property located within the renowned “Telecom Corridor” of Richardson, TX, a suburb of Dallas.

External Growth Pipeline	Financial Supplement
Central -Dallas	Third Quarter 2014

Background

•	Originally acquired in 2009 as part of a 60/40 joint venture. Digital Realty subsequently acquired the entire ownership interest in 2011.

•	Development has included a mix of redevelopment and ground-up construction of Powered Base Buildings® and multi-tenant data centers, and a Digital Realty owned 122 MW sub-station.

•	In five years, Digital Realty has completed or actively developed 767,000 square feet in seven buildings.

•
The campus has approximately 29.7 MW of IT Load currently in operation, with approximately 2.4 MW of leased data center space that is under construction and 7.0 MW of leased data center shell space pending commencement of construction.

Opportunity

•
The campus has a little over 25 acres of land available at sites highlighted above as "Planned for Future Development" for new one and two-story ground-up development that could support four new buildings and would increase the size of the campus by another 532,000 square feet.

•	New buildings planned for future development have the potential to add another 33.6 MW of IT Load to the Digital Dallas Data Campus.

External Growth Pipeline	Financial Supplement
East- Northern Virgina	Third Quarter 2014

Master Plan

Property Address	Sq. Ft.	IT Load MW Capacity	Leased %	Development Status
43940 Digital Loudoun Plaza (Bldg. G)	392,711	25.7	81.5%	Active development - base building and data center with 4.8 MW under option and backlog expected to increase Leased % to 98%
44060 Digital Loudoun Plaza (Bldg. K)	284,436	19.2	43.3%	Active development - base building and data centers
Digital Loudoun Plaza (Bldg. H)	244,000	14.4	0.0%	Planned for future ground-up development
Digital Loudoun Plaza (Bldg. J)	216,000	14.4	0.0%	Planned for future ground-up development

Asset

•	Existing Campus - Digital Ashburn Campus (Buildings A, B, C, D, E and F), Devin Shafron Drive, Ashburn, VA

•	Campus Expansion – Digital Ashburn Campus (Buildings G, H, J and K), Digital Loudoun Plaza, Ashburn, VA

Background

•	Digital Realty originally acquired three existing shell buildings (Buildings B, C and D) and developed the Digital Ashburn Campus in 2007.

•
Based on strong demand for Turn-Key Flex® data centers in the market, the existing campus was expanded through a land acquisition in 2009 and Digital Realty developed three additional single-story buildings (Buildings A, E and F), bringing the combined existing campus to 829,739 rentable square feet.

•	The campus was expanded in 2011 with the Loudoun Parkway North land acquisition, bringing the total campus to 98 acres.

Opportunity

•
Loudoun Parkway North campus is master-planned for four, two-story buildings (Buildings G, K, H and J), that upon completion, will provide 1,137,147 rentable square feet to support sixty-two Turn-Key Flex® data centers capable of supporting 73.7 MW of IT Load.

•	The site is supported by a dedicated sub-station capable of supplying 150 MW of power.

•
Building G, the first building on the expanded campus, was designed and constructed in two phases. The first phase is complete and the data center space is 100% leased and includes 10 Turn-Key Flex® data centers which provide

External Growth Pipeline	Financial Supplement
East- Northern Virgina	Third Quarter 2014

11.25 MW of IT Load. The second phase is under construction and will include 12 Turn-Key Flex® data centers which will provide 14.4 MW of IT Load and is currently 67.3% leased and 32.7% preleased. The combined first and second phases are 81.5% leased. Upon exercise of an existing tenant's options and commencement of backlog for 4.8 MW of Turn-Key Flex® data centers, Building G is expected to be 98% leased. The remaining 2% of vacant space relates to non-technical space expected to be absorbed by existing tenants as they occupy their suites.

•
Building K’s shell, with capacity for 16 Turn-Key Flex® data centers and 19.2 MW of IT Load, is under construction with the first phase of two Turn-Key Flex® data centers scheduled for delivery in September 2014. Building K has leased 7.9MW of IT Load which is 41% of the IT Load of the building. Including non-technical space the building is 43.3% leased.

•	Buildings H and J are each designed to accommodate 14.4 MW of IT Load and are planned for future development based on market demand.

External Growth Pipeline	Financial Supplement
East - New York	Third Quarter 2014

Master Plan

Property Address	Sq. Ft.	IT Load MW Capacity	Leased %	Development Status
365 S. Randolphville (Existing)	264,792	9.0	93.8%	Completed
365 S. Randolphville (Expansion)	86,656	5.4	33.3%	Active development - data centers
3 Corporate Place	276,931	3.3	100%	Completed
3 Corporate Place Annex	100,515	7.2	0.0%	Active development - data centers

Asset

•	3 Corporate Place, Piscataway, NJ

•	365 South Randolphville Road, Piscataway, NJ

Background

•
Located in the New York metropolitan market within close proximity to Rutgers University, Digital Piscataway campus is an existing two-building campus recently expanded by 187,171 rentable square feet.

•
Completed improvements include a 86,656 rentable square foot PBB expansion of 365 S. Randolphville Road and a free-standing 100,515 rentable square foot PBB expansion at 3 Corporate Place. 365 S. Randolphville is actively developing data centers to meet demand and 3 Corporate is ready to commence construction of data center.

•	A private 69KV on-site substation with 2 independent feeds each capable of supporting the entire site load creates a robust supply of power for the site.

Opportunity

•
The 86,656 rentable square foot addition to 365 S. Randolphville Road expanded the existing 264,792 rentable square foot building to 351,448 rentable square feet and provide an additional 5.4 MW of IT Load.

•	The 100,515 rentable square foot Annex at 3 Corporate Place provided capacity to add an additional 7.2 MW of IT Load.

•
Upon completion, the campus will be a premier, state-of-the-art facility positioned to serve the expanding requirements of the financial services industry, and take advantage of significant opportunities in the health care, telecommunications and government sectors in the New York metro area.

Reconciliation of Earnings Before Interest, Taxes, Depreciation, and Amortization and Financial Ratios	Financial Supplement
Unaudited and in thousands	Third Quarter 2014

Reconciliation of Earnings Before Interest, Taxes, Depreciation & Amortization (EBITDA) (1)	Three Months Ended
	30-Sep-14	30-Jun-14	31-Mar-14	31-Dec-13	30-Sep-13

Net Income Available to Common Stockholders	$109,314	$41,510	$34,186	$42,977	$138,872
Interest	48,169	49,146	47,374	45,996	47,742
Loss from early extinguishment of debt	195	293	292	608	704
Tax expense (benefit)	1,178	1,021	1,838	(473)	352
Depreciation & amortization	137,474	137,092	130,620	126,776	121,198
EBITDA	$296,330	$229,062	$214,310	$215,884	$308,868
Straight-line rent expense adjustment attributable to prior periods	—	—	—	—	9,155
Change in fair value of contingent consideration	(1,465)	766	(3,403)	(1,749)	(943)
Severance accrual and equity acceleration	—	260	12,430	—	—
Impairment of investments in real estate	12,500	—	—	—	—
Gain on sale of property	—	(15,945)	—	—	—
Gain on contribution of properties to unconsolidated joint venture	(93,498)	—	(1,906)	(555)	(115,054)
Noncontrolling interests	2,392	993	805	964	2,882
Preferred stock dividends	18,455	18,829	11,726	11,726	11,726
Adjusted EBITDA	$234,714	$233,965	$233,962	$226,270	$216,634

	Three Months Ended
Financial Ratios	30-Sep-14	30-Jun-14	31-Mar-14	31-Dec-13	30-Sep-13

Total GAAP interest expense	$48,169	$49,146	$47,374	$45,996	$47,742
Capitalized interest	5,406	4,889	5,311	7,435	6,882
Change in accrued interest and other non-cash amounts	14,003	(23,619)	15,139	(20,423)	13,396
Cash Interest Expense (2)	$67,578	$30,416	$67,824	$33,008	$68,020

Scheduled debt principal payments	3,039	3,005	3,343	3,050	3,148
Preferred dividends	18,455	18,829	11,726	11,726	11,726
Total Fixed Charges (3)	$75,069	$75,869	$67,754	$68,207	$69,498

Coverage
Interest coverage ratio (4)	4.4x	4.3x	4.4x	4.2x	4.0x
Cash interest coverage ratio (5)	3.5x	7.7x	3.4x	6.9x	3.2x
Fixed charge coverage ratio (6)	3.1x	3.1x	3.5x	3.3x	3.1x
Cash fixed charge coverage ratio (7)	2.6x	4.5x	2.8x	4.7x	2.6x

Leverage
Debt to total enterprise value (8) (9)	32.8%	34.7%	38.5%	40.9%	38.3%
Debt plus preferred stock to total enterprise value (10)	40.2%	42.4%	46.3%	46.8%	44.1%
Pre-tax income to interest expense (11)	3.7x	2.2x	2.0x	2.2x	4.2x
Net Debt to Adjusted EBITDA (12)	5.0x	5.1x	5.3x	5.4x	5.5x

(1)	For definition and discussion of EBITDA and Adjusted EBITDA, see page 42.

(2)
Cash interest expense is interest expense less amortization of debt discount and deferred financing fees and includes interest that we capitalized. We consider cash interest expense to be a useful measure of interest as it excludes non-cash based interest expense.

(3)	Fixed charges consist of GAAP interest expense, capitalized interest, scheduled debt principal payments and preferred dividends.

Reconciliation of Earnings Before Interest, Taxes, Depreciation, and Amortization and Financial Ratios	Financial Supplement
Unaudited and in thousands	Third Quarter 2014

(4)	Adjusted EBITDA divided by GAAP interest expense plus capitalized interest.

(5)	Adjusted EBITDA divided by cash interest expense.

(6)	Adjusted EBITDA divided by fixed charges.

(7)	Adjusted EBITDA divided by the sum of cash interest expense, scheduled debt principal payments and preferred dividends.

(8)
Mortgage debt and other loans divided by mortgage debt and other loans plus the liquidation value of preferred stock and the market value of outstanding common stock and operating partnership units, assuming the redemption of operating partnership units for shares of our common stock.

(9)	Enterprise value defined as market value equity plus debt plus preferred stock plus minority interest less cash and equivalents.

(10)	Same as (8), except numerator includes preferred stock.

(11)	Calculated as net income plus interest expense divided by GAAP interest expense.

(12)	Calculated as total debt at balance sheet carrying value (see page 6) less unrestricted cash and cash equivalents divided by the product of Adjusted EBITDA multiplied by four.

Management Statements on Non-GAAP Measures	Financial Supplement
Third Quarter 2014

Funds from Operations (FFO):
We calculate funds from operations, or FFO, in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT. FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of property, impairment charges, real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions and after adjustments for unconsolidated partnerships and joint ventures, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our financial condition and results from operations, the utility of FFO as a measure of our performance is limited. Other REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to such other REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

Core Funds from Operations (CFFO):
We present core funds from operations, or CFFO, as a supplemental operating measure because, in excluding certain items that do not reflect core revenue or expense streams, it provides a performance measure that, when compared year over year, captures trends in our core business operating performance. We calculate CFFO by adding to or subtracting from FFO (i) termination fees and other non-core revenues, (ii) significant transaction expenses, (iii) loss from early extinguishment of debt, (iv) costs on redemption of preferred stock, (v) significant property tax adjustments, net and (vi) other non-core expense adjustments. Because certain of these adjustments have a real economic impact on our financial condition and results from operations, the utility of CFFO as a measure of our performance is limited. Other REITs may not calculate CFFO in a consistent manner. Accordingly, our CFFO may not be comparable to other REITs' CFFO. CFFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

Adjusted Funds from Operations (AFFO):
We present adjusted funds from operations, or AFFO, as a supplemental operating measure because, when compared year over year, it assesses our ability to fund dividend and distribution requirements from our operating activities. We also believe that, as a widely recognized measure of the operations of REITs, AFFO will be used by investors as a basis to assess our ability to fund dividend payments in comparison to other REITs, including on a per share and unit basis. We calculate AFFO by adding to or subtracting from FFO (i) non-real estate depreciation, (ii) amortization of deferred financing costs, (iii) amortization of debt discount, (iv) non-cash compensation, (v) loss from early extinguishment of debt, (vi) straight line rents, (vii) fair value of lease revenue amortization, (viii) change in fair value of contingent consideration, (ix) capitalized leasing payroll, (x) recurring tenant improvements, (xi) capitalized leasing commissions and (xii) costs of redeeming our preferred stock. Other REITs may not calculate AFFO in a consistent manner. Accordingly, our AFFO may not be comparable to other REITs’ AFFO. AFFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

EBITDA and Adjusted EBITDA:
We believe that earnings before interest expense, income taxes, depreciation and amortization, or EBITDA, and Adjusted EBITDA (as defined below), are useful supplemental performance measures because they allow investors to view our performance without the impact of non-cash depreciation and amortization or the cost of debt and, with respect to Adjusted EBITDA, straight-line rent expense adjustment attributable to prior periods, change in fair value of contingent consideration, severance accrual and equity acceleration, impairment of investments in real estate, gain on sale of property, gain on contribution of properties to unconsolidated joint venture, noncontrolling interests, and preferred stock dividends. Adjusted EBITDA is EBITDA excluding straight-line rent expense adjustment attributable to prior periods, change in fair value of contingent consideration, severance accrual and equity acceleration, impairment of investments in real estate, gain on sale of property, gain on contribution of properties to unconsolidated joint venture, noncontrolling interests, and preferred stock dividends. In addition, we believe EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. Because EBITDA and Adjusted EBITDA are calculated before recurring cash charges including interest expense and income taxes, exclude capitalized costs, such as leasing commissions, and are

Management Statements on Non-GAAP Measures	Financial Supplement
Third Quarter 2014

not adjusted for capital expenditures or other recurring cash requirements of our business, their utility as a measure of our performance is limited. Other REITs may calculate EBITDA and Adjusted EBITDA differently than we do; accordingly, our EBITDA and Adjusted EBITDA may not be comparable to such other REITs’ EBITDA and Adjusted EBITDA. Accordingly, EBITDA and Adjusted EBITDA should be considered only as supplements to net income computed in accordance with GAAP as a measure of our financial performance.

Net Operating Income (NOI) and Cash NOI:
Net operating income, or NOI, represents rental revenue and tenant reimbursement revenue less rental property operating and maintenance expenses, property taxes and insurance expenses (as reflected in the statement of operations). NOI is commonly used by stockholders, company management and industry analysts as a measurement of operating performance of the company’s rental portfolio. Cash NOI is NOI less straight-line rents and above and below market rent amortization. Cash NOI is commonly used by stockholders, company management and industry analysts as a measure of property operating performance on a cash basis. However, because NOI and cash NOI exclude depreciation and amortization and capture neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of NOI and cash NOI as measures of our performance is limited. Other REITs may not calculate NOI and cash NOI in the same manner we do and, accordingly, our NOI and cash NOI may not be comparable to such other REITs’ NOI and cash NOI. Accordingly, NOI and cash NOI should be considered only as supplements to net income computed in accordance with GAAP as measures of our performance.

Management Statements on Non-GAAP Measures	Financial Supplement
Third Quarter 2014

(Dollars in thousands)	30-Sep-14
Reconciliation of Net Operating Income (NOI)

Operating income	$82,372

Less:
Fee income	$(2,748)
Other	(165)

Add:
Construction management expenses	$60
Change in fair value of contingent consideration	(1,465)
Depreciation and amortization	137,474
General and administrative	20,709
Severance accrual and equity acceleration	—
Transactions	144
Impairment in investments in real estate	12,500
Other	1,588

Net Operating Income	$250,469

Cash Net Operating Income (Cash NOI)

Net Operating Income	$250,469
Less:
Straight-line rent revenue	$(17,714)
Purchase accounting adjustments	(2,370)

Cash Net Operating Income	$230,385

Statement Regarding Forward- Looking Statements	Financial Supplement
Third Quarter 2014

This supplemental package contains forward-looking statements within the meaning of the federal securities laws, including information related to trends, our strategy and plans, leasing expectations, weighted average lease terms, the exercise of lease extensions, lease expirations, cap rates, debt maturities, annualized rent at expiration of leases, the effect new leases and increases in rental rates will have on our rental revenue, rent to be received in future periods, our credit ratings, construction and development activity and plans, projected construction costs, estimated yields on investment, supply and demand, expected occupancy, expected square footage and IT load capacity upon completion of development projects, 2014 and 2015 backlog NOI, NAV components, 2014 guidance and underlying assumptions, and other forward-looking financial data. Such statements are based on management’s beliefs and assumptions made based on information currently available to management. Such statements are subject to risks, uncertainties and assumptions and are not guarantees of future performance and may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Some of the risks and uncertainties that may cause our actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements include, among others, the following:

•	the impact of current global economic, credit and market conditions

•	current local economic conditions in our geographic markets;

•	decreases in information technology spending, including as a result of economic slowdowns or recession;

•	adverse economic or real estate developments in our industry or the industry sectors that we sell to (including risks relating to decreasing real estate valuations and impairment charges);

•	our dependence upon significant tenants;

•	bankruptcy or insolvency of a major tenant or a significant number of smaller tenants;

•	defaults on or non-renewal of leases by tenants;

•	our failure to obtain necessary debt and equity financing;

•
risks associated with using debt to fund our business activities, including re-financing and interest rate risks, our failure to repay debt when due, adverse changes in our credit ratings or our breach of covenants or other terms contained in our loan facilities and agreements;

•	financial market fluctuations;

•	changes in foreign currency exchange rates;

•	our inability to manage our growth effectively;

•	difficulty acquiring or operating properties in foreign jurisdictions;

•	our failure to successfully integrate and operate acquired or developed properties or businesses;

•	the suitability of our properties and data center infrastructure, delays or disruptions in connectivity, failure of our physical infrastructure or services or availability of power;

•	risks related to joint venture investments, including as a result of our lack of control of such investments;

•	delays or unexpected costs in development of properties;

•	decreased rental rates, increased operating costs or increased vacancy rates;

•	increased competition or available supply of data center space;

•	our inability to successfully develop and lease new properties and development space;

•	difficulties in identifying properties to acquire and completing acquisitions;

•	our inability to acquire off-market properties;

•	our inability to comply with the rules and regulations applicable to reporting companies;

•	our failure to maintain our status as a REIT;

•	possible adverse changes to tax laws;

•	restrictions on our ability to engage in certain business activities;

•	environmental uncertainties and risks related to natural disasters;

•	losses in excess of our insurance coverage;

•	changes in foreign laws and regulations, including those related to taxation and real estate ownership and operation; and

•	changes in local, state and federal regulatory requirements, including changes in real estate and zoning laws and increases in real property tax rates.

The risks included here are not exhaustive, and additional factors could adversely affect our business and financial performance. We discussed a number of additional material risks in our annual report on Form 10-K for the year ended December 31, 2013, as amended, and other filings with the Securities and Exchange Commission. Those risks continue to be relevant to our performance and financial condition. Moreover, we operate in a very competitive and rapidly changing

Statement Regarding Forward- Looking Statements	Financial Supplement
Third Quarter 2014

environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We expressly disclaim any responsibility to update forward-looking statements, whether as a result of new information, future events or otherwise.

Note: Certain figures are rounded to the nearest thousand or to a tenth of a percent throughout the document. Subtotals and totals may not equal the amounts reflected due to such rounding.